                                                                 EXECUTION COPY



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                                CREDIT AGREEMENT

                          dated as of January 18, 1996

                                  by and among

                               SINTER METALS, INC.
                                  as Borrower,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,
                                 as the Lenders,

                      THE ISSUING BANK REFERRED TO HEREIN,
                                 as Issuing Bank

                                       and

                               MELLON BANK, N.A.,
                                    as Agent



                                ----------------

                                U.S. $30,000,000
                                ----------------



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


                                                 TABLE OF CONTENTS
                                                 -----------------


SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----
                                                     ARTICLE 1
                                             DEFINITIONS; CONSTRUCTION..........................................  1
         1.1      Certain Definitions...........................................................................  1
         1.2      Construction.................................................................................. 16
         1.3      Accounting Principles......................................................................... 17

                                                     ARTICLE 2
                                                    THE CREDITS................................................. 17
         2.1      Revolving Credit Loans........................................................................ 17
         2.2      Revolving Credit Commitment Fee............................................................... 18
         2.3      Making of Loans............................................................................... 18
         2.4      Interest Rates................................................................................ 19
         2.5      Conversion or Renewal of Interest Rate Options................................................ 24
         2.6      Prepayments Generally......................................................................... 25
         2.7      Optional Prepayments.......................................................................... 25
         2.8      Mandatory Prepayments......................................................................... 25
         2.9      Interest Payment Dates........................................................................ 26
         2.10     Pro Rata Treatment; Payments Generally; Interest on Overdue Amounts........................... 26
         2.11     Additional Compensation in Certain Circumstances.............................................. 27
         2.12     Taxes......................................................................................... 29
         2.13     Funding by Branch, Subsidiary or Affiliate.................................................... 30

                                                     ARTICLE 3
                                         THE LETTER OF CREDIT SUBFACILITY....................................... 31
         3.1      The Letter of Credit Subfacility.............................................................. 31
         3.2      Procedure for Issuance and Amendment of Letters of Credit..................................... 34
         3.3      Letter of Credit Participating Interests...................................................... 35
         3.4      Letter of Credit Drawings and Reimbursements.................................................. 36
         3.5      Obligations Absolute.......................................................................... 37
         3.6      Additional Compensation in Certain Circumstances.............................................. 38
         3.7      Further Assurances............................................................................ 38
         3.8      Letter of Credit Agreement and Applications................................................... 38
         3.9      Cash Collateral for Letters of Credit......................................................... 38
         3.10     Indemnification of Issuing Bank............................................................... 39
         3.11     The Issuing Bank and the Lenders.............................................................. 40

                                                     ARTICLE 4
                                          REPRESENTATIONS AND WARRANTIES........................................ 41
         4.1      Corporate Status.............................................................................. 41
         4.2      Corporate Power and Authorization............................................................. 41
         4.3      Execution and Binding Effect.................................................................. 42
         4.4      Governmental Approvals and Filings............................................................ 42
         4.5      Absence of Conflicts.......................................................................... 42
         4.6      Audited Financial Statements.................................................................. 43

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

SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

         4.7      Interim Financial Statements.................................................................. 43
         4.8      Absence of Undisclosed Liabilities............................................................ 43
         4.9      Absence of Material Adverse Changes........................................................... 44
         4.10     Accurate and Complete Disclosure.............................................................. 44
         4.11     Projections................................................................................... 44
         4.12     Solvency...................................................................................... 44
         4.13     Margin Regulations............................................................................ 44
         4.14     Subsidiaries.................................................................................. 44
         4.15     Partnerships, etc............................................................................. 45
         4.16     Litigation.................................................................................... 45
         4.17     Absence of Events of Default.................................................................. 45
         4.18     Absence of Other Conflicts.................................................................... 45
         4.19     Insurance..................................................................................... 45
         4.20     Title to Property............................................................................. 46
         4.21     Intellectual Property......................................................................... 46
         4.22     Taxes......................................................................................... 46
         4.23     Employee Benefits............................................................................. 46
         4.24     Environmental Matters......................................................................... 47
         4.25     Regulatory Restrictions....................................................................... 48

                                                     ARTICLE 5
                                          CONDITIONS OF CREDIT EXTENSIONS....................................... 48
         5.1      Conditions to Initial Credit Extension........................................................ 48
         5.2      Conditions to All Credit Extensions........................................................... 50

                                                     ARTICLE 6
                                               AFFIRMATIVE COVENANTS............................................ 51
         6.1      Basic Reporting Requirements.................................................................. 51
         6.2      Insurance..................................................................................... 54
         6.3      Payment of Taxes and Other Potential Charges and Priority Claims.............................. 54
         6.4      Preservation of Corporate Status.............................................................. 55
         6.5      Governmental Approvals and Filings............................................................ 55
         6.6      Maintenance of Properties, Franchises, Etc.................................................... 55
         6.7      Avoidance of Other Conflicts.................................................................. 55
         6.8      Financial Accounting Practices................................................................ 55
         6.9      Use of Proceeds............................................................................... 56
         6.10     Continuation of or Change in Business......................................................... 56
         6.11     Consolidated Tax Return....................................................................... 56
         6.12     Subsidiary Guaranty........................................................................... 56
         6.13     Solvency...................................................................................... 56

                                                     ARTICLE 7
                                                NEGATIVE COVENANTS.............................................. 57
         7.1      Financial Covenants........................................................................... 57
         7.2      Liens......................................................................................... 57
         7.3      Indebtedness.................................................................................. 58
         7.4      Guaranties, Indemnities, etc.................................................................. 59

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

SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

         7.5      Loans, Advances and Investments............................................................... 60
         7.6      Dividends and Related Distributions........................................................... 61
         7.7      Sale-Leasebacks............................................................................... 61
         7.8      Leases........................................................................................ 62
         7.9      Mergers, Acquisitions, etc.................................................................... 62
         7.10     Dispositions of Properties.................................................................... 63
         7.11     Issuance of Subsidiary Stock.................................................................. 63
         7.12     Dealings with Affiliates...................................................................... 64
         7.13     Limitations on Modification of Certain Agreements and Instruments............................. 64
         7.14     Limitation on Payments and Modification of Restricted Indebtedness............................ 64
         7.15     Limitation on Other Restrictions on Dividends by Subsidiaries, etc............................ 65
         7.16     Limitation on Other Restrictions on Liens..................................................... 65
         7.17     Limitation on Other Restrictions on Amendment of the Loan Documents, etc...................... 65

                                                     ARTICLE 8
                                                     DEFAULTS................................................... 65
         8.1      Events of Default............................................................................. 65
         8.2      Consequences of an Event of Default........................................................... 69

                                                     ARTICLE 9
                                                     THE AGENT.................................................. 69
         9.1      Appointment................................................................................... 69
         9.2      General Nature of Agent's Duties.............................................................. 69
         9.3      Exercise of Powers............................................................................ 70
         9.4      General Exculpatory Provisions................................................................ 70
         9.5      Administration by the Agent................................................................... 71
         9.6      Lender Not Relying on Agent or Other Lenders.................................................. 72
         9.7      Indemnification of Agent by Lenders........................................................... 72
         9.8      Agent in its Individual Capacity.............................................................. 72
         9.9      Holders of Notes.............................................................................. 73
         9.10     Successor Agent............................................................................... 73
         9.11     Additional Agents............................................................................. 73
         9.12     Calculations.................................................................................. 73
         9.13     Funding by Agent.............................................................................. 74

                                                    ARTICLE 10
                                                   MISCELLANEOUS................................................ 74
         10.1     Holidays...................................................................................... 74
         10.2     Records....................................................................................... 74
         10.3     Amendments and Waivers........................................................................ 74
         10.4     No Implied Waiver; Cumulative Remedies........................................................ 75
         10.5     Notices....................................................................................... 75
         10.6     Expenses; Taxes; Indemnity.................................................................... 76
         10.7     Severability.................................................................................. 77
         10.8     Prior Understandings.......................................................................... 77
         10.9     Duration; Survival............................................................................ 77
         10.10    Counterparts.................................................................................. 77


                                      -iii-

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

SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

         10.11    Limitation on Payments........................................................................ 77
         10.12    Set-Off....................................................................................... 78
         10.13    Sharing of Collections........................................................................ 78
         10.14    Successors and Assigns; Participations; Assignments........................................... 79
         10.15    Confidentiality............................................................................... 81
         10.16    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of
                  Liability..................................................................................... 81



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Exhibit A                  Form of Revolving Credit Note
Exhibit B-1                Form of Standby Letter of Credit Application
Exhibit B-2                Form of Merchandise Letter of Credit Application
Exhibit B-3                Form of Letter of Credit Agreement
Exhibit C                  Form of Opinion of Counsel to the Borrower
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Subsidiary Guaranty
Exhibit F                  Form of Transfer Supplement
Exhibit G                  [INTENTIONALLY OMITTED]
Exhibit H                  Form of Pledge Agreement

Schedule 3.1(g)            Prior Letters of Credit
Schedule 4.1               Corporate Status
Schedule 4.4               Governmental Approvals and Filings
Schedule 4.5               Absence of Conflicts
Schedule 4.8               Absence of Undisclosed Liabilities
Schedule 4.9               Material Adverse Changes
Schedule 4.14              Subsidiaries
Schedule 4.15              Partnerships, etc.
Schedule 4.16              Litigation
Schedule 4.18              Absence of Other Conflicts
Schedule 4.19              Insurance
Schedule 4.22              Taxes
Schedule 4.23              Employee Benefits
Schedule 4.24              Environmental Matters
Schedule 7.2               Permitted Liens
Schedule 7.3               Permitted Indebtedness
Schedule 7.4               Permitted Guaranties, Indemnities, etc.
Schedule 7.5               Permitted Loans, Advances and Investments
Schedule 7.12              Permitted Dealings with Affiliates
Schedule 7.17              Agreements Containing Restrictions on Amendment of
                           Loan Documents

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of January 18, 1996, by and among SINTER METALS, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, the Issuing Bank referred to herein and MELLON BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                                    Recital:

                  The Borrower has requested the Agent, the Lenders and the Issuing Bank to enter into this Agreement and extend credit as provided herein and the Agent, the Lenders and the Issuing Bank are willing to provide such credit on the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  1.1 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Acquisitions" shall have the meaning set forth in Section 7.9(b) hereof.

                  "Affected  Lender"  shall  have  the  meaning  set  forth in
         Section 2.4(e) hereof.

                  "Affiliate" of a Person (the "Specified Person") shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person; PROVIDED, HOWEVER, that none of the ICM/K Entities shall be deemed to be an Affiliate of Borrower so long as Borrower holds (directly or indirectly) thirty percent (30%) or less of the shares of voting stock of PMH; and PROVIDED FURTHER, HOWEVER, that in the event Borrower shall hold (directly or indirectly) more than thirty percent (30%) of the shares of voting stock of PMH, the ICM/K Entities shall be deemed to be Affiliates of Borrower for purposes of this Agreement.

                  "Agent" shall have the meaning set forth in the preamble hereto.

                  "Agent's Office" shall mean the Agent's office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Agreement" shall mean, on any date, this Credit Agreement as originally in effect and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

                  "Applicable Margin" shall have the meaning set forth in
         Section 2.4(b) hereof.

                  "Assured Obligations" shall have the meaning set forth in the definition of "Guaranty Equivalent."

                  "Base Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Base Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.10(c)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which the Agent's Office is located.

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of three
         (3) months from the date of acquisition, (b) commercial paper rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, (c) investments in money market funds which funds are rated at least AAAm or AAAm G by Standard & Poor's Corporation or Aaa by Moody's Investors Service, and (d) the following obligations of any Affiliate of a Lender or any domestic commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine (9) months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" shall mean, as at any time, the failure (for any reason, voluntarily or involuntarily) by the members of the Control Group in the aggregate to own (beneficially and of record) and have the right to vote shares of voting common stock of the Borrower representing twenty-five percent (25%) of the voting power of all the voting common stock of the Borrower (assuming for purposes of such calculation that all then-outstanding options, warrants, conversion rights or other rights held by any Person which may in any circumstances give such other Person the right to acquire shares of voting common stock are exercised at such time by such other

         Person (so that all shares of voting common stock potentially issuable pursuant to such rights shall be deemed outstanding and held by such Person for purposes of such calculation), regardless of whether such rights are in fact then exercisable or whether any conditions to such exercise are then met).

                  "Closing Date" shall mean January 18, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitments" of a Lender shall mean the Revolving Credit Commitment of such Lender.

                  "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to transfer to another Lender as provided in Section 10.14 hereof.

                  "Consolidated Amortization Expense" for any period, with respect to the Borrower and its Subsidiaries, shall mean the charges against income for amortization payments for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Depreciation Expense" for any period, with respect to the Borrower and its Subsidiaries, shall mean the charges against income for depreciation for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBIT" for any period, with respect to the Borrower and its Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period PLUS (b) Consolidated Interest Expense for such period PLUS (c) Consolidated Income Tax Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period, with respect to the Borrower and its Subsidiaries, shall mean the sum of (a) Consolidated EBIT PLUS (b) Consolidated Depreciation Expense for such period PLUS
         (c) Consolidated Amortization Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Funded Debt" of the Borrower and its Subsidiaries at any time shall mean Indebtedness (including the current portion thereof) of the Borrower and its Subsidiaries which would as of such time be classified in whole or in part as a long-term liability in accordance with GAAP, and in any event includes (i) any Indebtedness having a final maturity later than one (1) year after the date of incurrence of such Indebtedness and (ii) any Indebtedness which is renewable or extendable pursuant to its terms by the obligor in its sole discretion to a date later than one (1) year after the date of incurrence of such Indebtedness.

                  "Consolidated Income Tax Expense" for any period, with respect to the Borrower and its Subsidiaries, shall mean the charges against income for foreign, federal, state and local income taxes for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Lease Expense" for any Fiscal Year with respect to some or all leases shall mean the aggregate rental expense with respect to such leases or all leases, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis in respect of such Fiscal Year in accordance with GAAP, but in any case including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases and which are properly expensed during such Fiscal Year in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but not including any extraordinary items determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be deducted therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with or is otherwise acquired by or combined with the Borrower or any Subsidiary in a business combination accounted for as a pooling of interests, including, in the case of a successor to the Borrower or any Subsidiary by consolidation or merger or transfer of assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (b) income or loss accounted for by the Borrower on the equity method because of the income (or deficit) during such period of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by the Borrower or such Subsidiary in the form of cash or property dividends or similar distributions, (c) income or loss of a non-domestic Subsidiary to the extent that the repatriation of such income is prohibited, (d) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), and (e) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the Borrower or any Subsidiary.

                  "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Net Worth" at any time shall mean Consolidated Net Worth, except that there shall be deducted therefrom the book value of all intangible assets of the Borrower and its Subsidiaries at such time.

                  "Consolidated Total Liabilities" for any period shall mean the total liabilities of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Control," "controlled" and "controlling," when used with respect to a Person (the "specified Person"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the specified Person, whether through the ownership of voting securities, by contract or otherwise. A Person's beneficial ownership of shares of voting common stock entitling that Person to cast votes representing at least ten percent (10%) of the voting power of all the voting common stock of any corporation shall create a presumption that such Person has control of such corporation.

                  "Control Group" shall mean the following Persons: Joseph W. Carreras, Citicorp Venture Capital Ltd. and Donald L. Le Vault.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c),
         (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one (1) or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

                  "Credit Extension" shall mean: (a) the making of any Loan by any Lender or (b) the issuance, or extension of the expiration date of, any Letter of Credit by the Issuing Bank.

                  "Deemed Obligor" shall have the meaning set forth in the definition of "Guaranty Equivalent."

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential
         (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Euro-Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
         Section 2.4(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.10(c)(i) hereof. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 8.1 hereof.

                  "Extended Letter of Credit" shall have the meaning set forth in Section 3.1(b) hereof.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest one-one hundredth (1/100) of one percent (1%)) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal

         Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, HOWEVER, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Financial Test A" shall have the meaning set forth in Section 2.4(b) hereof.

                  "Financial Test B" shall have the meaning set forth in Section 2.4(b) hereof.

                  "Financial Test C" shall have the meaning set forth in Section 2.4(b) hereof.

                  "Fiscal Year" shall mean a fiscal year ending December 31.

                  "Funding Breakage Date" shall have the meaning set forth in
         Section 2.11(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.11(b) hereof.

                  "Funding Segment" of the Euro-Rate Portion of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which, at the time in question, there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

                  "GAAP" shall have the meaning set forth in Section 1.3 hereof.

                  "Governmental Action" shall have the meaning set forth in
         Section 4.4 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guarantor" shall mean any Person that now or may hereafter guarantee the payment and performance of the Obligations.

                  "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction, of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "ICM/K Entities" shall mean and include PMH and its wholly-owned Subsidiary, ICM/Krebsoge, a Delaware corporation.

                  "IRB Facility" shall mean the proposed bond facility for the issuance Industrial Development Revenue Bonds in the aggregate original principal amount of Seven Million Six Hundred Thousand Dollars ($7,600,000) by either (i) the Village of Richton Park, Illinois, or
         (ii) the Illinois Development Finance Authority.

                  "IRB Letter of Credit" shall mean a Standby Letter of Credit to be issued hereunder for the account of the Borrower to provide credit support for the financing arrangements under the IRB Facility in an original face amount not to exceed Seven Million Six Hundred Thousand Dollars ($7,600,000).

                  "Indebtedness" of a Person shall mean, without duplication:

                           (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                           (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                           (c) All obligations of such Person for the deferred purchase price of property or services;

                           (d) All obligations secured by a Lien on property
                  owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property), it being understood that obligations of such Person under operating leases shall not be considered Indebtedness for purposes hereof;

                           (e) The face amount of all letters of credit issued
                  for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon, but excluding the face amount of any letters of credit which support the obligations of such Person with respect to other Indebtedness of such Person, to the extent such other Indebtedness is reflected in any determination of the Indebtedness of such Person;

                           (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

                           (g) All obligations of such Person under a product
                  financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP.

                  "Indemnified Parties" shall mean the Agent, the Lenders, their respective Affiliates, and the directors, officer, employees, attorneys and agents of each of the foregoing.

                  "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Issuing Bank" shall mean Mellon and such Affiliates of Mellon which are financial institutions as Mellon may in its discretion from time to time elect to cause to issue Letters of Credit.

                  "KST" shall mean Kolsva Sinterteknik, A.B., a Swedish corporation.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LC Collateral Account" shall have the meaning set forth in
         Section 3.9(b)(i) hereof.

                  "LC Indemnified Parties" shall have the meaning set forth in
         Section 3.10 hereof.

                  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 10.14 hereof pertaining to Persons becoming or ceasing to be Lenders.
         "Lender" shall in any event include the Issuing Bank.

                  "Letters of Credit" shall have the meaning set forth in
         Section 3.1(a) hereof and shall also include Extended Letters of Credit.

                  "Letter of Credit Agreement" shall have the meaning set forth in Section 5.1(a) hereof.

                  "Letter of Credit Applications" shall have the meaning set forth in Section 3.2(a)(ii) hereof.

                  "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not the Letter of Credit under which any such Unreimbursed Draw arose is then outstanding) and (b) the aggregate Undrawn Availability under all outstanding Letters of Credit.

                  "Letter of Credit Facing Fee" shall have the meaning set forth in Section 3.1(f) hereof.

                  "Letter of Credit Fee" shall have the meaning set forth in
         Section 3.1(d) hereof.

                  "Letter of Credit Participating Interest" shall have the meaning set forth in Section 3.3(a) hereof.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any Revolving Credit Loan by a Lender to the Borrower under this Agreement, and "Loans" shall mean all Revolving Credit Loans made by the Lenders under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Transfer Supplements, the Letters of Credit, the Letter of Credit Agreement, the Letter of Credit Applications, any Subsidiary Guaranties and all other agreements, instruments and certificates executed and delivered in connection with any of the foregoing, together with all agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Loan Party" shall mean the Borrower and any Guarantor.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document, or
         (c) material adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Mellon" shall mean Mellon Bank, N.A., a national banking association.

                  "Merchandise Letter of Credit" shall have the meaning set forth in Section 3.1(a) hereof.

                  "Merchandise Letter of Credit Application" shall have the meaning set forth in Section 3.2(a)(ii) hereof.

                  "Merger Documents" shall mean (i) the Certificate of Ownership and Merger Merging Pennsylvania Pressed Metals, Inc. into Sinter Metals, Inc., filed with the Secretary of State of the State of Delaware on December 27, 1995, (ii) the Articles of Merger-Domestic Business Corporation related thereto and filed with the Department of State of the Commonwealth of Pennsylvania on December 27, 1995, (iii) the Plan of Merger of Pennsylvania Pressed Metals, Inc. and Sinter Metals, Inc., (iv) the Certificate of Ownership and Merger Merging Midwest Sintered Products Corporation into Sinter Metals, Inc., filed with the Secretary of State of the State of Delaware on December 27, 1995, (v) the Articles of Merger related thereto and filed with the Secretary of State of Illinois on December 27, 1995, (vi) the Plan of Merger of Midwest Sintered

         Products Corporation and Sinter Metals, Inc., (vii) all corporate resolutions (whether by shareholders, directors or otherwise) adopted in connection with the Mergers, and (viii) all other documents relating to any Governmental Action taken in connection with the Mergers.

                  "Mergers" shall mean, collectively, the merger of (i) Midwest Sintered Products Corporation, an Illinois corporation, with and into Borrower, with Borrower being the surviving corporation, and (ii) Pennsylvania Pressed Metals, Inc., a Pennsylvania corporation, with and into Borrower, with Borrower being the surviving corporation.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Note" or "Notes" shall mean the Revolving Credit Note(s) of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.13(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender, the Issuing Bank or the Agent from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include
         (a) the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals, refinancings and refundings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend and (b) interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower, any other Loan Party or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Offered Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Offered Rate Option" shall have the meaning set forth in
         Section 2.4(a) hereof.

                  "Offered Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Offered Rate Option or (ii) in accordance with Section 2.10(c)(ii) hereof. If no Loan or Loans is specified, "Offered Rate Portion" shall refer to the Offered Rate Portion of all Loans outstanding at such time.

                  "Option" shall mean the Base Rate Option, the Offered Rate Option or the Euro-Rate Option, as the case may be.

                  "Participant" shall have the meaning set forth in Section 10.14(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to
                  terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to
                  Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination
                  that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a
                  Plan;

                           (d) Any action occurs or is taken which could result
                  in the Borrower or any Subsidiary of the Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Subsidiary of the Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum
                  funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower, any Subsidiary of the Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Permitted Liens" shall have the meaning set forth in Section
         7.2 hereof.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Subsidiary of the Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Subsidiary of the Borrower or any Controlled Group Member.

                  "Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit H attached hereto.

                  "PMH" shall mean Powder Metal Holding, Inc., a Delaware corporation.

                  "Portion" shall mean the Base Rate Portion, the Offered Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by the Borrower or any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Postretirement Benefit Obligation" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Borrower or any Subsidiary of the Borrower which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of the Borrower or such Subsidiary and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the fluctuating interest rate per annum announced from time to time by Mellon as its "prime rate" thereafter in effect, it being specifically acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Mellon on fluctuating-rate loans.

                  "Prior Letters of Credit" shall have the meaning set forth in
         Section 3.1(g) hereof.

                  "Pro Forma Activities" shall have the meaning set forth in
         Section 4.11 hereof.

                  "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage.

                  "Purchasing Lender" shall have the meaning set forth in
         Section 10.14(c) hereof.

                  "Register" shall have the meaning set forth in Section 10.14(d) hereof.

                  "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof.

                  "Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the Borrower to reimburse the Issuing Bank for Unreimbursed Draws, together with interest thereon.

                  "Reportable Event" means (i) a reportable event described in
         Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed Five Hundred Thousand Dollars ($500,000).

                  "Required Lenders" shall mean, as of any date, Lenders which have made Loans constituting, in the aggregate, sixty-six and two-thirds (66-2/3%) in principal amount of Loans outstanding on such date or, if no Loans are outstanding on such date, Lenders which have Commitments constituting, in the aggregate, sixty-six and two-thirds percent (66-2/3%) of the total Commitments of all the Lenders.

                  "Responsible Officer" shall mean the Chairman and Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President and Secretary-Treasurer, and Assistant Treasurer of the Borrower.

                  "Restricted Indebtedness" shall mean at any time any Indebtedness for borrowed money of the Borrower which is approved in writing by, and which has subordination provisions, terms of payment, interest rates and other terms and conditions satisfactory to, the Lenders.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.2 hereof.

                  "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Credit Exposure" of any Lender at any time shall mean the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans PLUS such Lender's Pro Rata share of the sum of the aggregate Letter of Credit Exposure.

                  "Revolving Credit Facility" shall mean the Revolving Credit Agreement, dated as of November 1, 1994, by and between the Borrower and Mellon, as amended, modified and supplemented from time to time, and all notes, mortgages, security agreements and other documents, agreements and instruments relating thereto or executed in connection therewith or as security therefor or evidencing Indebtedness thereunder.

                  "Revolving Credit Loans" shall have the meaning set forth in
         Section 2.1(a) hereof.

                  "Revolving Credit Maturity Date" shall mean January 18, 1999, as such date may be extended in accordance with Section 2.1(d) hereof.

                  "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.1(c) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.11(b) or 10.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such Person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice (which may be by telephone confirmed in writing) provided to the Agent on a Business Day which is

                           (a) The same Business Day in the case of selection
                  of, conversion to or renewal of the Base Rate Option or the Offered Rate Option or prepayment of any Base Rate Portion or Offered Rate Portion; and

                           (b) At least two (2) London Business Days in advance
                  in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

                  Standard Notice must be provided no later than 10:30 a.m., Pittsburgh time, on the last day permitted for such notice.

                  "Standby Letter of Credit" shall have the meaning set forth in
         Section 3.1(a) hereof.

                  "Standby Letter of Credit Application" shall have the meaning set forth in Section 3.2(b)(ii) hereof.

                  "Stated Amount" of a Letter of Credit shall mean the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument, but shall not include any payment made by any Person to its corporate parent in respect of management fees.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Subsidiary Guaranty" shall mean a Guaranty and Suretyship Agreement substantially in the form of Exhibit E attached hereto.

                  "Taxes" shall have the meaning set forth in Section 2.12 hereof.

                  "Third Party Reimbursement Agreement" shall have the meaning set forth in Section 3.1(h) hereof.

                  "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

                  "Transfer Supplement" shall have the meaning set forth in
         Section 10.14(c) hereof.

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Euro-Rate Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                  "Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Unreimbursed Draws" with respect to a Letter of Credit at such time shall mean the aggregate amount at such time of all payments made by the Issuing Bank under such Letter of Credit, to the extent not repaid by the Borrower on the date when due.

                  1.2 CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the

Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.3      ACCOUNTING PRINCIPLES.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower's financial statements as of September 30, 1995, and for the fiscal quarter then ended, as referred to in
Section 4.6 hereof.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                    ARTICLE 2
                                   THE CREDITS

                  2.1      REVOLVING CREDIT LOANS.

                  (a) REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Revolving Credit Loans at any time outstanding PLUS such Lender's Pro Rata share of the aggregate Letter of Credit Exposure would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, and subject to transfer to another Lender as provided in Section 10.14 hereof. The sum of the Revolving Credit Committed Amounts of the Lenders shall not exceed Thirty Million Dollars ($30,000,000) at any time.

                  (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) REVOLVING CREDIT NOTES. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing

Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

                  (d) MATURITY. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date. The Borrower may at any time request in writing to extend the Revolving Credit Maturity Date for an additional year. Such written request shall be delivered by the Borrower to the Agent. Upon receipt of such written request from the Borrower, the Lenders, in their sole discretion, shall determine whether or not to so extend the Revolving Credit Maturity Date. After such determination shall have been made, the Lenders shall notify the Borrower of such determination. A denial by the Lenders of the Borrower's request to extend the Revolving Credit Maturity Date in any one instance shall not affect the Borrower's right to make a request for extension at any other time prior to the expiration of the term of this Agreement.

                  2.2 REVOLVING CREDIT COMMITMENT FEE. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Revolving Credit Commitment Fee") equal to 0.125% per annum (based on a year of three hundred sixty (360) days and actual days elapsed), for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero (0)) equal to (a) such Lender's Revolving Credit Committed Amount on each such day MINUS (b) the sum of (i) the aggregate principal amount of such Lender's Revolving Credit Loans outstanding on each such day PLUS (ii) such Lender's Pro Rata share of the aggregate Letter of Credit Exposure on each such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid on each Regular Payment Date and on the Revolving Credit Maturity Date. The Agent shall deliver to the Borrower on or immediately before each Regular Payment Date and the Revolving Credit Maturity Date a notice (which may be by telecopier) setting forth the Revolving Credit Commitment Fee payable on such Date; PROVIDED, HOWEVER, that the failure by the Agent to deliver such notice shall not affect the obligation of the Borrower to pay the Revolving Credit Commitment Fee.

                  2.3 MAKING OF LOANS. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information (a separate notice being required for each such type of Loan):

                  (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                  (b) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.3;

                  (c) The interest rate Option or Options selected in accordance with Section 2.4(a) hereof and the principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion, the Offered Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Loans; and

                  (d) With respect to each such Funding Segment of such proposed Loans, the Euro-Rate Funding Period to apply to such Funding Segment, selected in accordance with Section 2.4(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article 5 hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 2:00 o'clock p.m., Pittsburgh time, in funds immediately available at the Agent's Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office. The Agent shall notify the Borrower as soon as practicable if for any reason a proposed Loan is or will not be made on the date requested by the Borrower.

                  2.4      INTEREST RATES.

                  (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Loans shall bear interest for each day until due on one (1) or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans.

                             (i) "BASE RATE OPTION": A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) for each day equal to the Base Rate for such day PLUS the Applicable Margin for such day. The "Base Rate" for any day shall mean the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                            (ii) "EURO-RATE OPTION": A rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) for each day equal to the Euro-Rate for such day PLUS the Applicable Margin for such day. "Euro-Rate" for any day shall mean, for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period, the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest one one-hundredth of one percent (0.01%)) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two (2) London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Euro-Rate Funding Period by
         (B) a number equal to one (1) MINUS the Euro-Rate Reserve Percentage for such day.

                  The "Euro-Rate" may also be expressed by the following formula:

                         [the average of the rates offered to major money center banks in the London interbank market
             Euro-Rate = determined by the Agent per subsection (A) above ]
                         -------------------------------------------------
                         [1.00 - Euro-Rate Reserve Percentage             ]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest one one-hundredth of one percent (0.01%)) (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage," as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate Reserve Percentage, which determination or adjustment shall be conclusive.

                  (iii) "OFFERED RATE OPTION": A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) for each day equal to the Offered Rate for such day PLUS the Applicable Margin for such day. The "Offered Rate" for any day shall mean the fluctuating interest rate per annum determined by Mellon with reference to its Automatic Borrowing Service rate in effect on such day, such interest rate to change automatically from time to time effective as of the effective date of each change in such Automatic Borrowing Service rate.

                  (b)      APPLICABLE MARGINS.

                             (i) Except and to the extent that the conditions set forth in Section 2.4(b)(ii) below apply on a particular day, the "Applicable Margin" for each applicable interest rate Option for any day shall mean the applicable percentage set forth below:

                Interest Rate Option                    Applicable Margin
                --------------------                    -----------------

               Base Rate Option                                0.000%
               Offered Rate Option                             0.875%
               Euro-Rate Option                                0.875%

                            (ii) The Applicable Margin for each applicable interest rate Option for each day shall mean the applicable percentage set forth below, if and for so long as (x) no Event of Default or Potential Default shall have occurred and be continuing and (y) Financial Test A, Financial Test B or Financial Test C set forth below shall be satisfied for such day. For purposes of determining the Applicable Margin, Financial Test A, Financial Test B or Financial Test C, as the case may be, shall be deemed to be satisfied effective on the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's financial statements for the fiscal quarter most recently ended (or, if such most recently ended fiscal quarter is the last of a Fiscal Year, for the Fiscal Year then ended), demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the earlier of (A) the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower the Borrower's next annual or quarterly financial statements pursuant to Section 6.1(a) or 6.1(b) hereof accompanied by the certificate required by this sentence and (B) the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered pursuant to Section 6.1(a) or 6.1(b) hereof.

         Notwithstanding the foregoing, for the period from the Closing Date until the first day of the calendar month in which the Agent shall receive the first annual or quarterly financial statements pursuant to
         Section 6.1(a) or 6.1(b) hereof, for purposes of the Applicable Margin, Financial Test A, Financial Test B or Financial Test C, as the case may be, shall be deemed satisfied effective on the Closing Date if, not less than two (2) Business Days prior to the Closing Date, the Agent shall have received a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's unaudited financial statements for the fiscal quarter ended September 30, 1995, demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the earlier of
         (A) the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower the Borrower's next annual or quarterly financial statements pursuant to Section 6.1(a) or 6.1(b) hereof accompanied by the certificate required by the foregoing sentence or (B) the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered pursuant to Section 6.1(a) or 6.1(b) hereof.

FINANCIAL TEST A:

                Interest Rate Option                   Applicable Margin
                --------------------                   -----------------

               Base Rate Option                               0.000%
               Offered Rate Option                            0.875%
               Euro-Rate Option                               0.875%

"Financial Test A" means that, as of the end of the relevant fiscal quarter, the ratio of Consolidated Funded Debt as of the end of such fiscal quarter to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than or equal to 2.00 to 1.00 and greater than 1.50 to 1.00.

FINANCIAL TEST B:

                Interest Rate Option                  Applicable Margin
                --------------------                  -----------------

               Base Rate Option                              0.000%
               Offered Rate Option                           0.750%
               Euro-Rate Option                              0.750%

"Financial Test B" means that, as of the end of the relevant fiscal quarter, the ratio of Consolidated Funded Debt as of the end of such fiscal quarter to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than or equal to 1.50 to 1.00 and greater than 1.00 to 1.00.

FINANCIAL TEST C:

                 Interest Rate Option                 Applicable Margin
                 --------------------                 -----------------

                Base Rate Option                             0.000%
                Offered Rate Option                          0.625%
                Euro-Rate Option                             0.625%

"Financial Test C" means that, as of the end of the relevant fiscal quarter, the ratio of Consolidated Funded Debt as of the end of such fiscal quarter to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than or equal to 1.00 to 1.00.

                  (c) EURO-RATE FUNDING PERIODS. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one (1) or more periods (the "Euro-Rate Funding Periods") during which each such Option shall apply. Such Euro-Rate Funding Periods shall be one (1), two (2), three (3), six (6) or twelve (12) months; PROVIDED, HOWEVER, that:

                             (i) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month," when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined by the Agent (which determination shall be conclusive absent manifest error); and

                            (ii) The Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date.

                  (d) TRANSACTIONAL AMOUNTS. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion or the Offered Rate Portion, as the case may be, of the Revolving Credit Loans or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Revolving Credit Loans shall be as set forth below:


    Portion or Funding Segment            Allowable Aggregate Principal Amounts
    --------------------------            -------------------------------------

Base Rate Portion                       One Hundred Thousand Dollars ($100,000)
                                        or any amount in excess thereof;

Each Funding Segment of the Euro-       Five Hundred Thousand Dollars ($500,000)
Rate Portion                            or an integral multiple of One Hundred
                                        Thousand Dollars ($100,000) in excess
                                        thereof; and

Offered Rate Portion One Hundred Thousand Dollars ($100,000) or any amount in excess thereof.

Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, in no event shall any Loan bearing interest at the Offered Rate Option be made hereunder if, after giving effect to such Loan, the aggregate outstanding principal amount of all Loans bearing interest at the Offered Rate Option would exceed Two Million Dollars ($2,000,000). Prior to the occurrence of an Event of Default, notwithstanding the provisions of Section 2.3, any Loan requested to be made bearing interest at the Offered Rate Option shall be made solely by Mellon and Mellon, on the date specified in the applicable Standard Notice, shall make the proceeds of such Loan available to the Agent in accordance with Section 2.3. Upon the occurrence of an Event of Default, (i) all Loans then outstanding bearing interest at the Offered Rate Option shall automatically be converted to Base Rate Option Loans, and (ii) each other Lender shall purchase from Mellon a Pro Rata portion of such converted Loans. The amount of such Pro Rata portion shall be paid by the applicable Lender to the Agent whereupon the Agent shall forward such amount to Mellon in accordance with Mellon's instructions. In no event shall Loans bearing interest at the Offered Rate Option be made if, at the time such Loan is requested, an Event of Default shall exist.

                  (e)      EURO-RATE UNASCERTAINABLE; IMPRACTICABILITY.  If
                           --------------------------------------------

                             (i) on any date on which a Euro-Rate would otherwise be set, the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined (which determination shall be conclusive absent manifest error) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate,

                           (B) a contingency has occurred which materially and
                  adversely affects the interbank eurodollar market, or

                           (C) the effective cost to such Lender of funding a
                  proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

                            (ii) at any time any Lender shall have determined (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

                  If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.4(e), the Euro-Rate Portion of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If, at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.4(e), the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  2.5      CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.

                  (a) CONVERSION OR RENEWAL. Subject to the provisions of
Section 2.11(b) hereof and the other provisions of this Agreement, and if no Event of Default shall have occurred and be continuing or shall exist, the Borrower may (i) convert any part of its Loans from an interest rate Option to another interest rate Option at any time, and (ii) renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion at the expiration of the Euro-Rate Funding Period for such Funding Segment of the Euro-Rate Portion. Whenever the Borrower desires to convert or renew any interest rate Option, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                           (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                           (x) The principal amounts selected in accordance with
         Section 2.4(d) hereof of the Base Rate Portion, the Offered Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

                           (y) The interest rate Option or Options selected in accordance with Section 2.4(a) hereof and the principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion, the Offered Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

                           (z) With respect to each Funding Segment to be converted to or renewed, the Euro-Rate Funding Period selected in accordance with Section 2.4(c) hereof to apply to such Funding Segment.

                  Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of the Euro-Rate Portion of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date (unless otherwise due earlier hereunder) and interest on the principal amount of the Base Rate Portion of the Loans or the Offered Rate Portion of the Loans, as the case may be, converted or renewed (automatically or otherwise) shall be due and payable on the earlier of the first day of the calendar month immediately succeeding the calendar month in which such conversion or renewal occurred or the Revolving Credit Maturity Date (unless otherwise due earlier hereunder).

                  (b) FAILURE TO RENEW. Absent due notice from the Borrower of renewal in the circumstances described in Section 2.5(a) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Euro-Rate Funding Period.

                  2.6 PREPAYMENTS GENERALLY. Subject to Section 2.8 hereof with respect to mandatory prepayments, whenever the Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.6; and

                  (c) The principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion, the Offered Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and the Offered Rate Portion, and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.7 OPTIONAL PREPAYMENTS. The Borrower shall have the right at its option from time to time and at any time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.11(b) hereof). Any such prepayment shall be made in accordance with Section 2.6 hereof.

                  2.8      MANDATORY PREPAYMENTS.

                  (a) REVOLVING CREDIT COMMITTED AMOUNTS. If at any time the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Credit Committed Amounts, the Borrower shall immediately prepay the Revolving Credit Loans (and then, to the extent of undrawn Letters of Credit, provide cash collateralization thereof in accordance with the terms hereof) in an aggregate principal amount not less than the amount of such excess together with interest on such principal amount. Prepayments of the Revolving Credit Loans under this Section 2.8 shall be applied (i) first, to interest on the principal amount of each Revolving Credit Loan being prepaid, (ii) second, to the principal amount of the Base Rate Portion of the Loans then outstanding,
(iii) third, to the principal amount of the Offered Rate Portion of the Loans then outstanding, (iv) fourth, to the principal amount of the Euro-Rate Portion of the Loans then outstanding, and (v) fifth, to the cash collateralization of undrawn Letters of Credit then issued.

                  (b) APPLICABILITY OF CERTAIN PROVISIONS. Prepayments required by this Section 2.8 are subject to all of the terms and conditions applicable to prepayments generally pursuant to Section 2.6 hereof and Section 2.11(b) hereof and to all of the terms and conditions applicable to optional prepayments pursuant to Section 2.7 hereof, except that Section 2.6(c) hereof shall not apply to such prepayments to the extent necessary to comply with this Section
2.8. If the Borrower is required to give notice of a prepayment but for any reason fails to give a notice in accordance with the provisions of this Agreement, the amount as to which the Borrower is required to have given notice of prepayment shall nevertheless be deemed due and payable as of the date required to have been prepaid (for purposes of calculating interest on such amounts pursuant to Section 2.10(c) hereof and otherwise); PROVIDED, HOWEVER, that failure to give notice of a prepayment in accordance with the terms of this Agreement shall not be deemed to be an Event of Default if the Borrower prepays when due all amounts required to be prepaid hereunder.

                  2.9 INTEREST PAYMENT DATES. Except to the extent expressly provided otherwise herein, interest on the Base Rate Portion and the Offered Rate Portion shall be due and payable monthly in arrears on the first day of each calendar month. Except to the extent expressly provided otherwise herein, interest on each Funding Segment of the Euro-Rate Portion shall be due and payable in arrears on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three (3) months, also every third (3rd) month anniversary during such Euro-Rate Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.10 PRO RATA TREATMENT; PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS.

                  (a) PRO RATA TREATMENT. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Revolving Credit Commitment Fees and Letter of Credit Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for (i) payments of interest involving an Affected Lender as provided in Section 2.4(e) hereof, (ii) payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof, and (iii) borrowings of, conversions to and payments in respect of Loans bearing interest at the Offered Rate prior to the occurrence of an Event of Default (or thereafter with respect to such Loans that have been converted under Section 2.4(d) to the extent the Lenders fail to comply with the provisions of
Section 2.4(d)), in which case such borrowings and conversions shall be made, and such payments shall be applied, solely from and to Mellon. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) PAYMENTS GENERALLY. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof. Except for payments under Sections 2.11 and 10.6 hereof, such payments shall be made to the Agent at the Agent's Office in Dollars in funds immediately available at such Agent's Office, and payments under Sections 2.11 and 10.6 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower on the same day as such payments are deemed to have been received hereunder.

                  (c) INTEREST ON OVERDUE AMOUNTS. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of three hundred sixty (360) days and actual days elapsed) which for each day shall be equal to the following:

                             (i) In the case of any part of the Euro-Rate
         Portion of any Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period at a rate per annum two percent (2%) above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                            (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, two percent (2%) above the then-current Base Rate Option.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.11     ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                             (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

                            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                           (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                            (iv) imposes upon any Lender or any Notional
         Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date of such notice until such due date at the Base Rate Option. A certificate by such Lender as to the amount due and payable under this
Section 2.11(a) from time to time and the method of calculating such amount, together with a brief explanation thereof, shall be conclusive absent manifest error. Each Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.11(a); PROVIDED, HOWEVER, that any failure of such Lender to give any such notice shall have no effect on the Borrower's obligations hereunder (other than by virtue of the fact that such amount is not due and payable hereunder until ten (10) Business Days after such Lender gives such notice).

                  (b) FUNDING BREAKAGE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Euro-Rate Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity"), determined by such Lender, equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of three hundred sixty-five
(365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed) of (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, TIMES (B) the greater of (x) zero (0) or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date MINUS the Treasury Rate as of the Funding Breakage Date, TIMES (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Euro-Rate Funding Period, TIMES (D) 1/360. The amount described in the preceding sentence shall be assumed for purposes of such present value calculation to be payable on the last day of the corresponding Euro-Rate Funding Period. Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage

Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of three hundred sixty
(360) days and actual days elapsed). The amount payable to each Lender under this Section 2.11(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

                  2.12     TAXES.

                  (a) PAYMENTS NET OF TAXES. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, EXCLUDING

                             (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                            (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) INDEMNITY. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower to the Agent or such Lender hereunder or under any of the other Loan Documents, any non-refunded Taxes paid by the Agent or such Lender, as the case may be, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted, other than claims, liabilities or losses incurred by the Agent or such Lender as a result of its gross negligence or willful misconduct. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (c) WITHHOLDING AND BACKUP WITHHOLDING. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

                             (i) two (2) valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, and

                            (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Borrower and the Agent two (2) further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  2.13     FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  (a) NOTIONAL FUNDING. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.4(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.11(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) ACTUAL FUNDING. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one (1) or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. If additional promissory notes are issued pursuant to subsection (ii) of this Section 2.13(b), the Borrower shall issue a new promissory note substantially in the form attached hereto as Exhibit A to such requesting Lender in the principal amount equal to (y) the principal amount of the old promissory note held by such requesting Lender MINUS (z) the principal amount of such additional promissory notes. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.13(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

                                  ARTICLE 3
                       THE LETTER OF CREDIT SUBFACILITY

                  3.1      THE LETTER OF CREDIT SUBFACILITY.

                  (a) GENERAL. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreement, and relying upon the representations and warranties herein and therein set forth and upon the agreements of the Lenders set forth in Sections 3.3 and 3.4 hereof, the Issuing Bank may issue for the account of the Borrower standby letters of credit (each, as amended, modified or supplemented from time to time, a "Standby Letter of Credit") and merchandise letters of credit (each, as amended, modified, or supplemented from time to time, a "Merchandise Letter of Credit") (Standby Letters of Credit and Merchandise Letters of Credit being collectively referred to as "Letters of Credit") at any time or from time to time on or after the date hereof. The Borrower shall not request any Letter of Credit to be issued except within the following limitations: (i) no Letter of Credit shall be issued later than thirty (30) days before the Revolving Credit Maturity Date, (ii) at the time any Letter of Credit is issued, the aggregate Revolving Credit Exposures of the Lenders (after giving effect to issuance of the requested Letter of Credit) shall not exceed the sum of the Revolving Credit Committed Amounts of the Lenders at such time, and (iii) on the date of issuance of any Letter of Credit (and after giving effect to such issuance) the aggregate Letter of Credit Exposure shall not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000).

                  (b) TERMS OF LETTERS OF CREDIT. The Borrower shall not request any Letter of Credit to be issued except within the following limitations. Each Letter of Credit (other than the IRB Letter of Credit) (i) shall have an expiration date no later than the earlier of (A) twelve (12) months after the date of issuance thereof or (B) twenty (20) days prior to the Revolving Credit Maturity Date, (ii) shall be denominated in Dollars, and (iii) shall be payable only against sight drafts, unless otherwise approved by the Issuing Bank. The IRB Letter of Credit (i) shall have an expiration date no later than thirty (30) days prior to the Revolving Credit Maturity Date, (ii) shall be denominated in Dollars, and (iii) shall be payable only against sight drafts, unless otherwise approved by the Issuing

Bank. In addition, the face amount of the IRB Letter of Credit shall reduce simultaneously with and by the amount of the principal payments made under the IRB Facility such that the Undrawn Availability for "principal draws" thereunder shall at all times equal the unpaid principal amount of the bonds issued under the IRB Facility. In addition to all of the other conditions for the issuance of Letters of Credit hereunder, the issuance of the IRB Letter of Credit also shall be subject to the condition that all of the terms and conditions of the IRB Facility and the documentation and reports (including, but not limited to, any environmental reports) related thereto shall be acceptable to the Agent, the Issuing Bank and the Lenders, in their sole discretion. Notwithstanding the foregoing, a Letter of Credit may, in the sole discretion of the Required Lenders, have an expiration date not later than one hundred eighty (180) days after the Revolving Credit Maturity Date (any such Letter of Credit being referred herein as an "Extended Letter of Credit"). In the event that an Extended Letter of Credit is issued hereunder, Borrower shall pay, or shall cause to be paid, to the Agent in Dollars and in immediately available funds an amount equal to (i) not later than ten (10) days prior to the Revolving Credit Maturity Date the then Undrawn Availability of with respect to such Extended Letter of Credit PLUS the amount of all fees which would otherwise be due hereunder with respect to such Extended Letter of Credit during the period commencing on the Revolving Credit Maturity Date and ending on the expiration date of such Extended Letter of Credit, and (ii) on the Revolving Credit Maturity Date the then aggregate amount of all Unreimbursed Draws with respect to such Extended Letter of Credit. All amounts referred to in clause (i) of the immediately preceding sentence shall be deposited by the Agent for the benefit of the Lenders into the LC Collateral Account, and all amounts referred to in clause (ii) of the immediately preceding sentence shall be paid by the Agent to the Issuing Bank. In addition, notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, if any Extended Letter of Credit shall be issued hereunder and if all of the payments in respect of such Extended Letter of Credit shall have been made by Borrower to the Agent in accordance with the terms set forth above in this Section 3.1(b), all of the provisions of this Agreement (including, but not limited to, Article 3 of this Agreement) and the other Loan Documents which govern or otherwise relate to Letters of Credit shall remain in full force and effect after the Revolving Credit Maturity Date until all Extended Letters of Credit shall have expired and all Reimbursement Obligations in respect of such Extended Letters of Credit (and all fees and interest thereon) shall have been paid in full. In the event that the payments referred to above in respect of an Extended Letter of Credit shall not have been made by Borrower, an Event of Default shall be deemed to have occurred entitling the Agent, the Issuing Bank and the Lenders to exercise all of their respective rights and remedies, whether under this Agreement, at law, in equity or otherwise.

                  (c) PURPOSES OF LETTERS OF CREDIT. Each Letter of Credit shall be satisfactory in form, substance and beneficiary to the Issuing Bank in its sole discretion. Each Standby Letter of Credit (including each Standby Letter of Credit which is also an Extended Letter of Credit) shall be used by the Borrower as a standby letter of credit (i) to provide credit enhancement for workers' compensation obligations, contract performance guarantees, leasing arrangements and like bonding requirements, all in the ordinary course of business of the Borrower, (ii) to provide credit enhancement for the IRB Facility, and (iii) subject to the limitations set forth in the next sentence, to provide credit support for Indebtedness or other direct or indirect financing arrangements of the Borrower or any other Person. Except with respect to the IRB Facility, the aggregate Undrawn Availability for all Standby Letters of Credit (including each Standby Letter of Credit which is also an Extended Letter of Credit) issued to provide credit support for any Indebtedness or other direct or indirect financing arrangements of the Borrower or any other Person shall at no time exceed Two Million Dollars ($2,000,000). Each Merchandise Letter of Credit (including each Merchandise Letter of Credit which is also an Extended Letter of Credit) shall be used by the Borrower as a means of payment for goods to be used by the Borrower, all in the ordinary course of business of the Borrower. The provisions of this Section 3.1(c) represent only an obligation of the Borrower to the Issuing Bank and the Lenders; the Issuing Bank shall have no obligation to the Lenders to ascertain the purpose of any Letter of Credit, and the rights and obligations of the Lenders and the Issuing Bank among themselves shall not be impaired or affected by a breach of this Section 3.1(c).

                  (d) LETTER OF CREDIT FEE. The Borrower shall pay to the Agent for the Pro Rata account of each Lender a fee (the "Letter of Credit Fee") equal to the percentage set forth below (based on a year of three hundred sixty (360) days and actual days elapsed), for each outstanding Letter of Credit for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Undrawn Availability of such outstanding Letter of Credit on such day:

                             (i)   On each day other than a day on which
         Financial Test B or Financial Test C is satisfied, 0.875%;

                            (ii) On each day on which Financial Test B is satisfied, 0.750%; and

                           (iii) On each day on which Financial Test C is satisfied, 0.625%.

Such Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date subsequent to the date of issuance of such Letter of Credit, (ii) the date of each drawing on such Letter of Credit, and (iii) the date of expiration or termination of such Letter of Credit.

                  (e)      [INTENTIONALLY OMITTED]

                  (f) FACING FEE; ADMINISTRATION FEES. The Borrower shall pay to the Agent, for the sole account of the Issuing Bank, for each Standby Letter of Credit, on the date of issuance of such Letter of Credit, a fee (the "Letter of Credit Facing Fee") equal to 0.125% per annum (based on a year of three hundred sixty (360) days and actual days elapsed), for each day from and including the date of issuance of such Letter of Credit to and including the date of expiration of such Letter of Credit, of the Stated Amount of such Letter of Credit. Such fee shall be payable on each Regular Payment Date, on the date of each drawing under such Letter of Credit and on the date of the expiration of such Letter of Credit, for the preceding period for which such fee has not been paid. In addition, the Borrower shall pay to the Agent, for the sole account of the Issuing Bank, such other administration, maintenance, amendment, drawing and negotiation fees as may be customarily charged by the Issuing Bank from time to time in connection with letters of credit.

                  (g) PRIOR LETTERS OF CREDIT. The letters of credit issued by Mellon or any Affiliate of Mellon under the Revolving Credit Facility and outstanding on the Closing Date, as listed on Schedule 3.1(g) hereof ("Prior Letters of Credit"), shall, as of the Closing Date, automatically and without further action be deemed to be Letters of Credit issued under this Agreement and the Letter of Credit Agreement. The Borrower hereby represents and warrants that such Prior Letters of Credit will comply with the limitations set forth in Sections 3.1(a) and 3.1(b) hereof as of the Closing Date as if issued hereunder on the Closing Date and that such Prior Letters of Credit are Standby Letters of Credit. Fees with respect to such Prior Letters of Credit for each day to and including the Closing Date shall accrue at the rates set forth under the Revolving Credit Facility and shall be payable on the Closing Date, and fees with respect to such Prior Letters of Credit for each day after the Closing Date shall accrue and be payable as provided for Letters of Credit in this Agreement.

                  (h) THIRD PARTY REIMBURSEMENT AGREEMENTS. In the event that, to the extent permitted by this Agreement, a Letter of Credit shall be issued hereunder for the account of the Borrower to provide credit support for any Indebtedness of any Person other than the Borrower, such Person shall, simultaneously with the issuance of such Letter of Credit, execute and deliver to the Borrower a reimbursement agreement with respect to such Letter of Credit in favor of the Borrower ("Third Party Reimbursement Agreement") in form and substance satisfactory to the Borrower, the Agent and each Lender. Each Third Party Reimbursement Agreement shall be assigned and pledged to the Agent, for its benefit and for the ratable benefit of the Lenders, pursuant to the terms of the Pledge Agreement, and the original thereof shall be delivered to the Agent.

                  3.2      PROCEDURE FOR ISSUANCE AND AMENDMENT OF LETTERS OF
                           CREDIT.

                  (a) REQUEST FOR ISSUANCE. The Borrower may from time to time request, upon notice delivered at least three (3) Business Days' prior to the proposed date of issuance, that the Issuing Bank issue (or cause another Affiliate of the Issuing Bank selected by the Issuing Bank to issue) a Letter of Credit by:

                             (i) delivering to the Issuing Bank (or such Affiliate as the Issuing Bank may from time to time designate) and the Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                            (ii) delivering to the Issuing Bank an application, in the form attached as Exhibit B-1 for Standby Letters of Credit (the "Standby Letter of Credit Application") or Exhibit B-2 for Merchandise Letters of Credit (the "Merchandise Letter of Credit Application" and, together with the Standby Letter of Credit Application, the "Letter of Credit Applications"), completed to the satisfaction of the Issuing Bank, together with such other certificates, documents and other papers and information as the Issuing Bank may request.

Upon receipt of the foregoing, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and the Issuing Bank shall furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall, promptly upon receiving such notice, notify the Lenders of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof. Unless (A) such limitations are not satisfied, (B) the Required Lenders shall have given notice to the Agent to cease issuing Letters of Credit pursuant to
Section 3.2(c)(iii) hereof, or (C) with respect to an Extended Letter of Credit, the Required Lenders shall have given notice to the Agent not to issue such Extended Letter of Credit pursuant to Section 3.2(c)(iii) hereof, the Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is authorized to issue such Letter of Credit and, unless any other applicable condition specified in this Article 3, the Letter of Credit Agreement or the Letter of Credit Application has not been satisfied or unless any applicable condition set forth in Article 5 hereof has not been satisfied, the Issuing Bank shall issue the Letter of Credit on the date requested by the Borrower pursuant to Section 3.2(a)(i) hereof. The Issuing Bank shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrower shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

                  (b) REQUEST FOR EXTENSION OR INCREASE. The Borrower may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit (other than an Extended Letter of Credit) or increase the Undrawn Availability of such Letter of Credit (other than an Extended Letter of Credit). Such extension or increase shall for all purposes hereunder be treated as though the Borrower had requested issuance of a Letter of Credit hereunder (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

                  (c)      LIMITATIONS ON ISSUANCE, EXTENSION AND AMENDMENT.

                             (i) Except as otherwise set forth herein, as between the Borrower, on the one hand, and the Issuing Bank, the Agent and the Lenders, on the other hand, issuance or extension of any Letter of Credit is within the discretion of the Issuing Bank.

                            (ii) As between the Issuing Bank, on the one hand, and the Agent and the Lenders, on the other hand, the Issuing Bank shall be justified and fully protected in issuing a Letter of Credit after receiving authorization from the Agent as provided in Section 3.2(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Lender, provided that any such amendment, modification or supplement that extends the expiration date or increases the Letter of Credit Undrawn Availability of an outstanding Letter of Credit shall be subject to Section 3.2(b) hereof, and provided further than in no event shall the Issuing Bank amend, modify or supplement any Extended Letter of Credit (or any Letter of Credit Application therefor) or issue a new Letter of Credit in substitution thereof.

                           (iii) As between the Agent, on the one hand, and the Lenders, on the other hand, the Agent shall not authorize issuance of any Letter of Credit if the Agent shall have received, at least two (2) Business Days before authorizing such issuance, from the Required Lenders (A) an unrevoked written notice that any condition precedent set forth in Section 5.2 will not be satisfied and expressly requesting that the Agent direct the Issuing Bank to cease to issue Letters of Credit, or (B) in the case of an Extended Letter of Credit, an unrevoked written notice not to issue such Extended Letter of Credit. Absent any such notice, or unless the Agent determines that the applicable limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof are not satisfied or if the Agent has actual knowledge of an Event of Default or Potential Default or any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, the Agent shall be justified and fully protected, as against the Lenders, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any other knowledge of the Agent, or any other event, condition or circumstance whatever.

                  3.3      LETTER OF CREDIT PARTICIPATING INTERESTS.

                  (a) GENERALLY. Concurrently with the issuance of each Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Lender, and each other Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Lender's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Letter of Credit Agreement, the Reimbursement Obligations and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a "Letter of Credit Participating Interest"). Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with the Letter of Credit Agreement or a Letter of Credit or Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with Section 10.14 hereof, Letter of Credit Participating Interests in any outstanding Letters of Credit held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Lender.

                  (b) OBLIGATIONS ABSOLUTE. Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 3.4 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                  3.4      LETTER OF CREDIT DRAWINGS AND REIMBURSEMENTS.

                  (a) BORROWER'S REIMBURSEMENT OBLIGATION. If the Issuing Bank makes a payment under any Letter of Credit, the Issuing Bank shall promptly notify the Agent (which notice may be by telephone) and the Agent shall promptly notify the Borrower (which notice may be by telephone) of such payment. The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 2.10(b) hereof, on the day after notice of such payment made by the Issuing Bank under any Letter of Credit, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. To the extent such payment is not timely made, the Borrower hereby agrees to pay to the Agent, for the account of the Issuing Bank, on demand, interest on any Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with
Section 2.10(c) hereof, at the rate per annum set forth in Section 2.10(c)(ii) hereof.

                  (b) PAYMENT BY LENDERS ON ACCOUNT OF UNREIMBURSED DRAWS. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on the date when due in accordance with Section 3.4(a) hereof, the Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Lender (which notice may be by telephone) thereof. No later than the Agent's close of business on the date such notice is given if such notice is given before 11:00 a.m., Pittsburgh time, or the next Business Day, if such notice is given after 11:00 a.m., Pittsburgh time, each such Lender will pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Lender's Pro Rata share of the unreimbursed portion of such payment by the Issuing Bank. If and to the extent that any Lender fails to make such payment to the Issuing Bank on such date, such Lender shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date such payment is due to and including the date of repayment to the Issuing Bank (before and after judgment) at the following rates per annum:
(x) for each day from and including the date of such payment by the Issuing Bank to and including the second (2nd) Business Day thereafter, at the Federal Funds Effective Rate plus one-half of one percent (0.50%) for each such day, and (y) for each day thereafter, at the rate applicable to Unreimbursed Draws for each such day.

                  (c) DISTRIBUTIONS TO PARTICIPANTS. If, at any time, after the Issuing Bank has made an Unreimbursed Draw and has received from any Lender such Lender's share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Reimbursement Obligation arising from such Unreimbursed Draw, the Issuing Bank will pay to the Agent, for the account of such Lender, such Lender's Pro Rata share of such payment.

                  (d) RESCISSION. If any amount received by the Issuing Bank on account of any Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Lender will, promptly upon notice from the Agent or the Issuing Bank, pay over to the Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

                  (e) EQUALIZATION. If any Lender receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Lender shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's Pro Rata share of the amount so received or applied.

                  3.5 OBLIGATIONS ABSOLUTE. The payment obligations of the Borrower under Section 3.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, the Letter of Credit Agreement or any other Loan Document,

                  (b) the existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                  (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED, HOWEVER, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft, certificate, statement or other document shall not have constituted gross negligence or willful misconduct;

                  (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willful misconduct of such Issuing Bank; or

                  (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that payment by the Issuing Bank of any Letter of Credit in light of such event, condition or circumstance shall not have constituted gross negligence or willful misconduct.

The Borrower bears the risk of, and none of the Agent, the Lenders or the Issuing Bank, nor any of their respective directors, officers, employees, attorneys or agents, shall be liable or responsible for any of the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

                  3.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES. Without limitation of any provision of Section 2.11(a) hereof, each Issuing Bank and each Lender shall be entitled to the benefit of Section 2.11(a) hereof, and the Borrower shall pay additional compensation to each Issuing Bank and each Lender in accordance with such Section 2.11(a) in respect of this Agreement, the Letters of Credit and Letter of Credit Participating Interests, to the same extent and in the same manner as if the word "Lender," in each place in which it occurs in such Section 2.11(a), were replaced with "Lender or Issuing Bank," and the word "Loan," in each place in which it occurs in such Section 2.11(a), were replaced with "Loan," "Letter of Credit" or "Letter of Credit Participating Interest."

                  3.7 FURTHER ASSURANCES. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement, the Letter of Credit Agreement, the Letter of Credit Applications and the issuance of the Letters of Credit hereunder.

                  3.8 LETTER OF CREDIT AGREEMENT AND APPLICATIONS. The representations, warranties and covenants by the Borrower, and the rights and remedies of the Issuing Bank, under the Letter of Credit Agreement and a Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrower, and the rights and remedies of the Issuing Bank and the Lenders, under this Agreement, the other Loan Documents and applicable Law. The Borrower acknowledges and agrees that all rights of the Issuing Bank under the Letter of Credit Agreement and any Letter of Credit Application shall inure to the benefit of each Lender to the extent of its Commitment Percentage as fully as if such Lender was a party to the Letter of Credit Agreement and such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and the Letter of Credit Agreement or any Letter of Credit Application, this Agreement shall prevail.

                  3.9      CASH COLLATERAL FOR LETTERS OF CREDIT.

                  (a) The Borrower agrees that without limitation of other rights and remedies under this Agreement or any other Loan Document or at law or in equity, following the occurrence of any Event of Default, it shall, immediately upon request from time to time by the Agent delivered at the request of the Required Lenders (or, in case of an Event of Default referred to in Section 8.1(o) or (p) hereof, automatically upon the occurrence of such Event of Default without any such notice under this Section 3.9(a)) pay to the Agent in Dollars and in immediately available funds an amount equal to the excess of the aggregate Letter of Credit Exposure at such time over the balance in the LC Collateral Account. Any amounts so received by the Agent shall be deposited by the Agent into the LC

Collateral Account. In addition, all amounts referred to in Section 3.1(b) shall be deposited into the LC Collateral Account in accordance with the terms thereof.

                  (b)      LC COLLATERAL ACCOUNT.

                             (i) The Agent shall maintain in its own name (in its capacity as Agent) a non-interest bearing deposit account (the "LC Collateral Account") over which the Agent shall have sole dominion and control, and the Borrower shall have no right to withdraw or to cause the Agent to withdraw early, funds deposited therein. The Agent shall deposit into the LC Collateral Account such funds as this Agreement requires or permits to be paid therein pursuant to Section 3.9(a) and
         Section 3.1(b) hereof.

                            (ii) The Agent shall apply funds in the LC
         Collateral Account: (A) on account of Reimbursement Obligations as and when the same become due and payable if and to the extent that the Borrower fails directly to pay the same, and (B) if no Reimbursement Obligations are due and payable and the balance of the LC Collateral Account exceeds the aggregate Letter of Credit Exposure, the excess shall be applied on account of the Obligations as the same become due and payable in accordance with Section 8.2 hereof. In the event that the Event of Default which triggered the Borrower's obligation to deposit funds in the LC Collateral Account shall have been waived in accordance with the terms hereof, the Agent shall release to the Borrower all remaining funds in the LC Collateral Account promptly following demand by the Borrower. In addition, if all Obligations have been paid in full, all Commitments have been terminated and all Letters of Credit have expired, promptly following demand by the Borrower the Agent shall release to the Borrower all remaining funds in the LC Collateral Account.

                           (iii) The provisions of this Section 3.9 shall survive the payment of the Loans, termination of this Agreement and all other events whatever and shall continue in effect until all Letters of Credit (including any Extended Letters of Credit) shall have expired and all Reimbursement Obligations in respect of all Letters of Credit (and all fees and interest thereon) shall have been paid in full.

                  3.10 INDEMNIFICATION OF ISSUING BANK. The Borrower hereby agrees to indemnify and hold the Issuing Bank and its officers, directors, employees, attorneys and agents ("LC Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any nature whatsoever (including without limitation reasonable attorneys' fees) which at any time may be imposed upon, incurred by, or asserted against such LC Indemnified Party in any way arising from or relating to the execution, delivery or use or transfer of, or payment of, or failure to pay under, or use of proceeds of, any Letter of Credit, except for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the Issuing Bank's gross negligence or willful misconduct in connection with the matters referred to in Sections 3.5(c), (d) and (e) hereof. Without limiting the foregoing obligation, each Lender agrees to reimburse and indemnify the Issuing Bank, Pro Rata, for and against any and all amounts required to be reimbursed by the Borrower pursuant to the preceding sentence but not so reimbursed. The agreements in this Section 3.10 shall survive the payment of the Loans, termination of this Agreement and all other events whatever.

                  3.11     THE ISSUING BANK AND THE LENDERS.

                  (a) The Issuing Bank may consult with legal counsel (including counsel for the Borrower or for any other party in interest), independent public accountants and any other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (b) The Issuing Bank shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. The duties of the Issuing Bank shall be mechanical and administrative in nature; the Issuing Bank shall not by reason of this Agreement or the other Loan Documents have a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Issuing Bank any obligations in respect of this Agreement or any other Loan Document (including but not limited to the Letter of Credit Agreement, any Letter of Credit or Letter of Credit Application) except as expressly set forth herein and therein. Each Lender expressly acknowledges: (i) that the Issuing Bank has not made any representations or warranties to it and that no act by the Issuing Bank hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Issuing Bank to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower, and its own evaluation of this Agreement and the other Loan Documents; and (iii) that the Issuing Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information except as otherwise provided herein, whether coming into its possession before the issuance of any Letter of Credit hereunder or at any time or times thereafter, except for notices, reports or other documents which this Agreement or another Loan Document expressly requires to be furnished to the Lenders by the Issuing Bank hereunder or thereunder. Without limitation, each Lender hereby acknowledges that the Issuing Bank has not made, will not make and hereby expressly excludes any representations or warranties concerning the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or any recital, representation, warranty, document, certificate, report or statement made he rein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents.

                  (c) The Issuing Bank shall handle all matters concerning the Letters of Credit in accordance with its usual practice in managing its own affairs in the ordinary course of its business; but notwithstanding any other provision of this Agreement, neither the Issuing Bank nor any of its directors, officers, employees, attorneys or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents (including but not limited to the Letter of Credit Agreement, Letters of Credit and Letter of Credit Applications) or in connection herewith or therewith, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not in any circumstances (i) be responsible in any manner to any of the Lenders for the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement made herein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents,
(ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions in this Agreement or any of the other Loan Documents on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default.

                  (d) The Issuing Bank shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the existence or possible existence of any Event of Default or Potential Default, or to give notice of any such of which it is aware.

                  (e) The Issuing Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (f) The Issuing Bank shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Issuing Bank, and the terms "Lenders" or "holders of Notes" shall include the Issuing Bank in its individual capacity. The Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Subsidiaries and their respective stockholders and affiliates as though it were not acting as Issuing Bank hereunder. The parties hereto intend that the Letter of Credit Participating Interests represent commercial transactions, and not investments or securities for purposes of any securities law.

                                  ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

                  The Borrower hereby represents and warrants to the Agent and each Lender as follows:

                  4.1 CORPORATE STATUS. The Borrower and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower and each Subsidiary of the Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable or where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
Schedule 4.1 hereof states as of the date hereof the jurisdiction of incorporation of the Borrower and each Subsidiary of the Borrower, and the jurisdictions in which the Borrower and each Subsidiary of the Borrower is qualified to do business as a foreign corporation.

                  4.2 CORPORATE POWER AND AUTHORIZATION. The Borrower and each Subsidiary of the Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow and request Letters of Credit to be issued pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings and requests for issuance of Letters of Credit.

                  4.3 EXECUTION AND BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower or any Subsidiary of the Borrower is a party and which is required to be delivered on or before the Closing Date pursuant to Section 5.1 hereof has been duly and validly executed and delivered by the Borrower or such Subsidiary, as the case may be. This Agreement and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by the Borrower each applicable Subsidiary of the Borrower will constitute, the legal, valid and binding obligation of the Borrower and each Subsidiary of the Borrower which is a party hereto or thereto, as the case may be, enforceable against the Borrower or such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement thereof is sought by proceedings at law or in equity).

                  4.4 GOVERNMENTAL APPROVALS AND FILINGS. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, except for matters set forth in
Schedule 4.4 hereof. Except as otherwise set forth in Schedule 4.4, each Governmental Action referred to in such Schedule 4.4 has been duly obtained or made, as the case may be, and is in full force and effect, and there is no action, suit, proceeding or investigation pending or (to the best knowledge of the Borrower after due inquiry) threatened which seeks or may result in the reversal, rescission, termination, modification or suspension of any such Governmental Action. Except as set forth in Schedule 4.4, no Governmental Action referred to in such Schedule 4.4 requires any further act to be performed or condition to be satisfied by any Person as a condition to continued effectiveness thereof. With respect to the each of the matters set forth in such Schedule 4.4, the Agent and each Lender has received a true, correct and complete copy of (a) such Governmental Action (including each amendment, modification or supplement thereto) and (b) all applications therefor and all exhibits thereto.

                  4.5 ABSENCE OF CONFLICTS. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

                  (a)      violate or conflict with any Law, or

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of property of the Borrower or any Subsidiary of the Borrower pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Subsidiary of the Borrower under or in connection with

                             (i) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Subsidiary of the Borrower,

                            (ii) any agreement or instrument creating,
                  evidencing or securing any Indebtedness or Guaranty Equivalent to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, the violation of, conflict with, breach of or default under which would have a Material Adverse Effect, or

                           (iii) any other agreement or instrument or
                  arrangement to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, the violation of, conflict with, breach of or default under which would have a Material Adverse Effect, except, in the case of the foregoing clause (b)(iii), for matters set forth in
Schedule 4.5 hereof. Schedule 4.5 hereof sets forth each consent, waiver, amendment or agreement which has been obtained by or on behalf of the Borrower or any Subsidiary of the Borrower in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of the foregoing clause (b), and the Agent and each Lender has received a true, correct and complete copy of each such consent, waiver, amendment or agreement and of each of the underlying agreements or instruments to which it relates.

                  4.6 AUDITED FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Agent and each Lender consolidated balance sheets of the Borrower and its Subsidiaries as of the last day of Fiscal Year 1993 and 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for such Fiscal Years then ended, as examined and audited by Arthur Andersen, LLP, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of each such Fiscal Year and the results of their operations and their cash flows for the Fiscal Years then ended, all in conformity with GAAP.

                  4.7 INTERIM FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Agent and each Lender interim consolidated balance sheets of the Borrower and its Subsidiaries as of the end of each of the first, second and third fiscal quarters of Fiscal Year 1995, together with the related consolidated statements of income and cash flows for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (w) as disclosed in the financial statements referred to in Sections 4.6 and 4.7 hereof, (x) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (y) as disclosed in Schedule 4.8 hereof and (z) liabilities, obligations, commitments and losses incurred after the last day of Fiscal Year 1994 in the ordinary course of business and consistent with past practices.

                  4.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Except for the matters set forth in Schedule 4.9 hereto, since September 30, 1995 there has been no event, circumstance or condition which amounts to, entails, constitutes or could reasonably be expected to cause a Material Adverse Effect.

                  4.10 ACCURATE AND COMPLETE DISCLOSURE. All information heretofore, contemporaneously or hereafter provided (orally or in writing by an officer of the Borrower) by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent or such Lender, as the case may be) and does not or will not (as the case may
be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Agent and each Lender in writing every fact or circumstance known to the Borrower which has, or which could reasonably be expected to have a Material Adverse Effect.

                  4.11 PROJECTIONS. The Borrower has furnished to the Agent and each Lender projections prepared by the Borrower demonstrating the projected consolidated financial condition and results of operations of the Borrower and its Subsidiaries (the "Pro Forma Activities"), for the period commencing on the first day of Fiscal Year 1995 and ending on the last day of Fiscal Year 1995 which projections are accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections were prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters. Nothing has come to the attention to the Borrower which would lead the Borrower to believe that such projections will not be attained or exceeded. Nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                  4.12 SOLVENCY. On and as of the Closing Date, after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other Credit Extension hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and each Subsidiary of the Borrower is and will be Solvent.

                  4.13 MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Borrower, any Subsidiary of the Borrower nor any Subsidiary of any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the Borrower nor any Subsidiary of the Borrower owns any "margin stock." Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.14 SUBSIDIARIES. Schedule 4.14 hereof states as of the date of this Agreement the authorized capitalization of each Subsidiary of the Borrower, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrower and by each such Subsidiary. The outstanding shares of each Subsidiary of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower and each Subsidiary of the Borrower owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.14, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock or any other securities, except for matters set forth in Schedule 4.14 hereof. The Borrower has no Subsidiaries other than KST.

                  4.15 PARTNERSHIPS, ETC. Neither the Borrower nor any Subsidiary of the Borrower is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Borrower or such Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for (x) capital stock of Subsidiaries referred to in Section 4.14 hereof and (y) matters set forth in Schedule 4.15 hereof.

                  4.16 LITIGATION. There is no pending or (to the best knowledge of the Borrower after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority or other Person against or affecting the Borrower or any Subsidiary of the Borrower, except for (x) matters set forth in Schedule 4.16 hereof, (y) matters described in the financial statements referred to in Section 4.6 hereof and (z) matters that if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.17 ABSENCE OF EVENTS OF DEFAULT. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  4.18 ABSENCE OF OTHER CONFLICTS. Neither the Borrower nor any Subsidiary of the Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a)      any Law,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound,

except for (x) matters set forth in Schedule 4.18 hereof and (y) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.19 INSURANCE. The Borrower and each Subsidiary of the Borrower maintains with financially sound and reputable insurers not related to or affiliated with the Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.19 hereof sets forth a list of all insurance currently maintained by or in respect of the Borrower and each Subsidiary of the Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies, except as set forth in such Schedule 4.19.

                  4.20 TITLE TO PROPERTY. The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 4.6 hereof or submitted pursuant to Section 6.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, except for the Permitted Liens.

                  4.21 INTELLECTUAL PROPERTY. The Borrower and each Subsidiary of the Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from unduly burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.22 TAXES. All tax and information returns required to be filed by or on behalf of the Borrower or each Subsidiary of the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or each Subsidiary of the Borrower or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of the Borrower and each Subsidiary of the Borrower. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary of the Borrower are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary of the Borrower knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal, state, local and foreign income tax liabilities of the Borrower and each of its Subsidiaries have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to the last day of Fiscal Year 1991 and all such liabilities (including all deficiencies assessed following audit) have been satisfied. Neither the Borrower nor any Subsidiary of the Borrower has at any time filed a consolidated tax return with any Person other than the Borrower and its Subsidiaries. Schedule 4.22 hereof describes all tax sharing arrangements or agreements to which the Borrower or any Subsidiary of the Borrower is subject or bound.

                  4.23 EMPLOYEE BENEFITS. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to Agent and each Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.23 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in Schedule 4.23 hereof, neither the Borrower nor any Subsidiary of the Borrower has any liability (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. Neither the Borrower nor any Subsidiary of the Borrower has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded Twenty-Five Thousand Dollars ($25,000) on an annual basis for any of the past three (3) years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for any Plan do not exceed Twenty-Five Thousand Dollars ($25,000) and for all Plans do not exceed Twenty-Five Thousand Dollars ($25,000).

                  4.24     ENVIRONMENTAL MATTERS.

                  (a) The Borrower and each Subsidiary of the Borrower and, to the best knowledge of the Borrower after due inquiry, each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for (x) matters set forth in Schedule 4.24 hereof and
(y) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are (to the best knowledge of the Borrower after due inquiry) no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) The Borrower and each Subsidiary of the Borrower and, to the best knowledge of the Borrower after due inquiry, their respective Environmental Affiliates have all Environmental Approvals necessary for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for (x) matters set forth in Schedule 4.24 hereof and (y) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) There is no Environmental Claim pending or (to the best knowledge of the Borrower after due inquiry) threatened, and (to the best knowledge of the Borrower after due inquiry) there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates) that could form the basis of any Environmental Claim, against the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower after due inquiry, any of their respective Environmental Affiliates, except for (x) matters set forth in Schedule 4.24 hereof and (y) matters which, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) Except for matters set forth in Schedule 4.24 hereto, no facility or property now or previously owned, operated or leased by the Borrower or Subsidiary of the Borrower or, to the best knowledge of the Borrower after due inquiry, any of their respective Environmental Affiliates is an Environmental Cleanup Site. Neither the Borrower nor any Subsidiary of the Borrower nor, to the best knowledge of the Borrower after due inquiry, any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which is reasonably likely to result in the filing of a Lien, against any property of the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower after due inquiry, any of their respective Environmental Affiliates, under any Environmental Law.

                  4.25 REGULATORY RESTRICTIONS. Neither the Borrower nor any Subsidiary of the Borrower is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding Company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, as amended, or (d) subject to any other Law which purports to restrict or regulate its ability to borrow money or obtain credit.

                  4.26 CONSUMMATION OF MERGERS. The Mergers and the other transactions contemplated by the Merger Documents have been consummated in accordance with the respective terms thereof, without any amendment, waiver, modification or termination of any provision thereof and in accordance with all applicable laws. Each party to the respective Mergers has performed all obligations and conditions required of it prior to or as a condition to the consummation of the Mergers and the other transactions contemplated by the Merger Documents.

                                  ARTICLE 5
                       CONDITIONS OF CREDIT EXTENSIONS
                       -------------------------------

                  5.1 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender to make Loans on the Closing Date and the willingness of the Issuing Bank to issue any Letter of Credit on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit, of the following conditions precedent. In addition to the conditions precedent set forth in Section 5.2 hereof:

                  (a) AGREEMENT; NOTES; SCHEDULES; LETTER OF CREDIT AGREEMENT. The Agent shall have received an executed counterpart of this Agreement (and executed Revolving Credit Notes conforming to the requirements hereof) for each Lender, duly executed by the Borrower. The Schedules attached hereto shall be approved by the Agent and each of the Lenders. The Agent shall have received an executed counterpart of the Letter of Credit Agreement in the form attached as Exhibit B-3 hereto (the "Letter of Credit Agreement") for the Issuing Bank, duly executed by the Borrower.

                  (b) GOVERNMENTAL APPROVALS AND FILINGS. The Agent shall have received, with copies and executed counterparts for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule
         4.4 hereof and such items shall be satisfactory in form and substance to the Agent and each Lender and shall be in full force and effect.

                  (c) OTHER CONFLICTS. The Agent shall have received, with copies for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 4.5 hereof and such items shall be satisfactory in form and substance to the Agent and each Lender and shall be in full force and effect.

                  (d) CORPORATE PROCEEDINGS. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary of the Borrower, dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other

         Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than thirty (30) days before the Closing Date), (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the officers of the Borrower executing this Agreement and the other Loan Documents, as the case may be, together with satisfactory evidence of the incumbency of such Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of the Borrower in its state or other jurisdiction of incorporation and each state or other jurisdiction in which the Borrower is qualified to do business as described in Schedule 4.1.

                  (e) FINANCIAL STATEMENTS, PROJECTIONS. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements and projections referred to in Sections 4.6, 4.7 and 4.11 hereof.

                  (f) LEGAL OPINION OF COUNSEL TO THE BORROWER. The Agent shall have received with an executed counterpart for each Lender, an opinion addressed to the Agent and each Lender, dated the Closing Date, of Jones, Day, Reavis & Pogue, counsel to the Borrower, in substantially the form attached hereto as Exhibit C.

                  (g) OFFICERS' CERTIFICATES. The Agent shall have received, with an executed counterpart for each Lender, certificates from such officers of the Borrower as to such matters as the Agent or any Lender may request.

                  (h) FEES, EXPENSES, ETC. All fees and other compensation required to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

                  (i) TERMINATION AND REPAYMENT OF REVOLVING CREDIT FACILITY AND RELEASE OF LIENS RELATING THERETO. The Agent and the Borrower agree that the occurrence of the first Credit Extension pursuant to this Agreement shall operate as a termination of the Revolving Credit Facility, and thereafter no party to the Revolving Credit Facility shall have any obligation to any other party thereto, except with respect to any of the terms and provisions which are stated therein to survive the termination of the Revolving Credit Facility.

                  (j) LIEN SEARCHES. The Agent shall have received contemporaneous "UCC-11 All Lien" searches, which shall have revealed no filings or recordings evidencing or relating to any Liens with respect to any property of the Borrower or any of its Subsidiaries other than with respect to Permitted Liens.

                  (k) NO LITIGATION. There shall not be pending or (to the best knowledge of the Borrower after due inquiry) threatened any action, suit, proceeding or investigation by or before any Governmental Authority or other Person seeking to challenge, prevent, enjoin or declare illegal the transactions contemplated hereby.

                  (l) NO MATERIAL ADVERSE EFFECT. There shall not have occurred, or be threatened, any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect since September 30, 1995.

                  (m) MERGER DOCUMENTS. The Agent shall have received true and correct copies (in each case certified as to authenticity as of the Closing Date on behalf of the Borrower) of all Merger Documents, and such Merger Documents shall be reasonably satisfactory in form and substance to the Agent and each Lender.

                  (n) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments as may be reasonably requested by any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent and each Lender.

                  5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan and the willingness of the Issuing Bank to issue any Letter of Credit is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan or issuance of such Letter of Credit, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) NOTICE. Appropriate notice of such Loan or Letter of Credit shall have been given by the Borrower as provided in Article 2 or Article 3 hereof, as the case may be.

                  (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in Article 4 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made and Letters of Credit requested to be issued on such date, except to the extent that any such representation or warranty (including any Schedule referred to therein) relates solely and specifically to a prior date and except to the extent that any such representation and warranty (including any Schedule referred to therein) is not true and correct in any material respect solely and specifically as a result of activities or actions expressly permitted to be taken by the Borrower or any of its Subsidiaries pursuant to Article 7 hereof.

                  (c) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made or the Letters of Credit requested to be issued on such date.

                  (d) NO VIOLATIONS OF LAW, ETC. Neither the making nor use of the Loans or the Letters of Credit shall cause any Lender to violate or conflict with any Law.

                  (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred, or be threatened, any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect.

Each request by the Borrower for any Loan or Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 5.2 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made or such Letter of Credit is issued shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 5.2 have been satisfied as of the date such Loan is made or such Letter of Credit is issued.

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



                                  ARTICLE 6
                            AFFIRMATIVE COVENANTS
                            ---------------------

                  The Borrower hereby covenants to the Agent and each Lender as follows:

                  6.1      BASIC REPORTING REQUIREMENTS.

                  (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within one hundred (100) days after the close of each Fiscal Year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, consolidated and consolidating statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such Fiscal Year and a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Such financial statements (other than the consolidating portion thereof) shall be accompanied by an opinion of (i) Arthur Andersen, LLP or (ii) such other independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Required Lenders. Such opinion shall be free of exceptions or qualifications not acceptable to the Required Lenders and in any event shall be free of any exception or qualification which is of "going concern" or like nature. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the results of their operations and their cash flows and changes in stockholders' equity for such Fiscal Year, in conformity with GAAP.

                  (b) QUARTERLY CONSOLIDATED REPORTS. As soon as practicable, and in any event within fifty (50) days after the close of each of the first three (3) fiscal quarters of each Fiscal Year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, unaudited consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of such Fiscal Year to the end of such fiscal quarter and an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding Fiscal Year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior Fiscal Year end). Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows for such fiscal quarter, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) PRO FORMA FINANCIAL STATEMENTS. In connection with an Acquisition permitted under Section 7.9(b) hereof, within thirty (30) days prior to such Acquisition, the Borrower shall furnish to the Agent, with a copy for each Lender, pro forma unaudited consolidated statements of income of the Borrower and its Subsidiaries, pro forma unaudited consolidated balance sheets of the Borrower and its Subsidiaries and such other pro forma consolidated financial statements of the Borrower and its Subsidiaries requested by the Agent or any Lender, each reflecting such Acquisition and in reasonable detail as shall be reasonably requested by any Lender or the Agent. Such pro forma financial statements shall be accompanied by a statement of the assumptions and estimates upon which such pro forma financial statements are based. Such projections, estimates and assumptions, as of the date of preparation thereof, shall be reasonable, made in good faith, shall be consistent with the Loan Documents, and shall represent the Borrower's best judgment as to such matters.

                  (d) COMPLIANCE CERTIFICATES. The Borrower shall deliver to the Agent, with a copy for each Lender, a Compliance Certificate in substantially the form set forth as Exhibit D attached hereto ("Compliance Certificate"), duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 6.1. In addition, concurrently with the financial statements referred to in subsection (c) of this Section 6.1, the Borrower shall deliver to the Agent, with a copy for each Lender, a pro forma Compliance Certificate showing, INTER ALIA, compliance by the Borrower with the financial covenants set forth in Article 7 hereof for the four (4) fiscal quarters immediately following the date of the Acquisition to which such financial statements relate.

                  (e) ACCOUNTANTS' CERTIFICATE. Each set of financial statements delivered pursuant to Section 6.1(a) hereof shall be accompanied by a certificate or report dated in accordance with standard practice by the independent certified public accountants who opined on such financial statements stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                  (f) PROJECTIONS. On the Closing Date (with respect to the then-current Fiscal Year of the Borrower), and as soon as practicable and in any event not later than December 31 of each subsequent Fiscal Year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, a certificate signed by a Responsible Officer on behalf of the Borrower containing a consolidated projection of the revenues, expenditures (capital or otherwise) and results of operations and cash position of the Borrower and its Subsidiaries as of the end of each quarter in the forthcoming Fiscal Year, together with a statement of the assumptions and estimates upon which such projections are based. Such projections, estimates and assumptions, as of the date of preparation thereof, shall be reasonable, made in good faith, shall be consistent with the Loan Documents, and shall represent the Borrower's best judgment as to such matters.

                  (g) CERTAIN OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally and (iii) all accountants' management letters (if any) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Borrower or any of its Subsidiaries.

                  (h) FURTHER INFORMATION. The Borrower will promptly furnish to the Agent, with a copy for each Lender, such other information and in such form as the Agent or any Lender may reasonably request from time to time.

                  (i) NOTICE OF CERTAIN EVENTS. Promptly upon becoming aware of any of the following, the Borrower shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                    (i)    Any Event of Default or Potential Default.

                   (ii) Any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary of any Loan Party, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                   (iv) Any violation, breach or default by the Borrower or any Subsidiary of the Borrower or by any other Person of or under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

                    (v) Any amendment or supplement to, or extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any material agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent of the Borrower or any Subsidiary or any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, and any substantive negotiations pertaining to any of the foregoing.

                   (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower, any Subsidiary of the Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (vii) Any Environmental Claim pending or threatened against the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (j) NOTICES UNDER OTHER AGREEMENTS. Concurrently with the Borrower's or its Subsidiary's delivery or receipt thereof, the Borrower shall provide the Agent with copies of any reports, certificates or notices furnished by the Borrower or such Subsidiary to any other party to any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent of the Borrower or any Subsidiary of the Borrower or any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries or received by the Borrower or a Subsidiary from any other party to any of the foregoing.

                  (k) VISITATION; VERIFICATION. The Borrower shall permit such Persons as the Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and of any Subsidiary of the Borrower, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, employees and independent accountants, all at such reasonable times and as often as the Agent or any Lender may reasonably request; PROVIDED, HOWEVER, that after the occurrence and during the continuation of an Event of Default or a Potential Default, such Persons shall be permitted to conduct any of the foregoing activities at any time and as often as the Agent or any Lender desires, in its sole discretion, without any requirement of the Agent or any Lender to make a request therefor. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Agent or any Lender the affairs of the Borrower and its Subsidiaries. The Agent and the Lenders shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Borrower and its Subsidiaries from time to time, and the Borrower shall cooperate, and shall cause each such Subsidiary to cooperate, with the Agent and the Lenders in such verification.

                  6.2 INSURANCE. The Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is satisfactory from time to time to the Required Lenders, which insurance shall in any event not provide for a materially lower level of coverage than the insurance referred to in Section 4.19 hereof, (b) provide that such insurance cannot terminate, expire, be cancelled or amended in an material respect without thirty (30) days' prior notice to the Agent, (c) furnish to each Lender from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Lender may request, and (d) provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

                  6.3 PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, pay or discharge:

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

PROVIDED, HOWEVER, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor or appropriate indemnities or bonds shall have been obtained with respect thereto.

                  6.4 PRESERVATION OF CORPORATE STATUS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for (i) matters that, individually or in the aggregate, could not have a Material Adverse Effect and (ii) matters permitted by Section 7.9 hereof.

                  6.5 GOVERNMENTAL APPROVALS AND FILINGS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect or enforceability hereof or thereof.

                  6.6 MAINTENANCE OF PROPERTIES, FRANCHISES, ETC. The Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where a failure to do so could not have a Material Adverse Effect, and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise) necessary to own and operate its properties and to carry on its business or presently conducted and as presently planned to be conducted, except where failure to do so could not have a Material Adverse Effect.

                  6.7 AVOIDANCE OF OTHER CONFLICTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a)      any Law,

                  (b) its articles of incorporation of by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for (x) matters set forth in Schedule 4.18 hereof and (y) matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                  6.8 FINANCIAL ACCOUNTING PRACTICES. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and any other accounting principles applicable thereto and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Borrower shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, permit the Borrower to prepare consolidated financial statements in conformity with GAAP.

                  6.9 USE OF PROCEEDS. The Borrower shall apply the proceeds of all Loans hereunder only for the following purposes: (a) all Loans incurred on the Closing Date shall be applied to repay in full all amounts outstanding under the Revolving Credit Facility and (b) after the Closing Date, Loans shall be used to provide working capital financing, acquisition financing, to provide for the issuance of Letters of Credit and for other general corporate purposes of the Borrower, including, without limitation, making capital expenditures. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section
4.13 hereof, or inconsistent with any other provision of any Loan Document. All Letters of Credit shall be used for the purposes permitted by Section 3.1(c) hereof.

                  6.10 CONTINUATION OF OR CHANGE IN BUSINESS. The Borrower and each of its Subsidiaries shall continue to engage in its business substantially as conducted and operated during the present and preceding Fiscal Year, and the Borrower shall not, and shall not permit any Subsidiary to, engage in any unrelated business, except for matters permitted by Sections 7.9(a), (b) and (e) hereof.

                  6.11 CONSOLIDATED TAX RETURN. The Borrower shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries, except with respect to (i) the transactions permitted by Sections 7.9(a), (b) and (e) hereof and (ii) matters disclosed on Schedule 4.22 hereto.

                  6.12 SUBSIDIARY GUARANTY. Promptly upon any Person being or becoming a Subsidiary of the Borrower, the Borrower shall forthwith cause such Subsidiary to execute and deliver to the Agent counterparts of a Subsidiary Guaranty and a Pledge Agreement, together with a certificate by the Secretary or an Assistant Secretary of such Subsidiary dated the date of such Subsidiary Guaranty and Pledge Agreement as to (i) a true copy of the articles of incorporation and by-laws (or other constituent document) of such Subsidiary in effect on such date, (ii) a true copy of all corporate action taken by such Subsidiary relative to the execution, delivery and performance of such Subsidiary Guaranty and Pledge Agreement and (iii) the incumbency and signature of the officers of such Subsidiary executing such Subsidiary Guaranty and Pledge Agreement, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary; PROVIDED, HOWEVER, that notwithstanding the foregoing, KST shall not be required to execute and deliver any of the foregoing unless and until the aggregate principal amount of all intercompany loans from the Borrower to KST shall at any time exceed Two Million Dollars ($2,000,000).

                  6.13 SOLVENCY. Borrower shall continue to be, and will cause each of its Subsidiaries to continue to be, Solvent. Borrower shall at all time have, and will cause each of its Subsidiaries at all times to have, a positive tangible net worth.

                                  ARTICLE 7
                              NEGATIVE COVENANTS

                  The Borrower hereby covenants to the Agent and each Lender as follows:

                  7.1 FINANCIAL COVENANTS.

                  (a) RATIO OF CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. As of the last day of each fiscal quarter of each Fiscal Year, the ratio of Consolidated Total Liabilities as of the end of such fiscal quarter to Consolidated Tangible Net Worth as of the end of such fiscal quarter shall not be more than 1.50 to 1.00.

                  (b) RATIO OF CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. As of the last day of each fiscal quarter of each Fiscal Year, the ratio of Consolidated Funded Debt as of the end of such fiscal quarter to Consolidated EBITDA for the period of four (4) fiscal quarters ending on such day, considered as a single accounting period, shall not be more than 2.00 to 1.00.

                  (c) PRE-TAX INTEREST COVERAGE. As of the last day of each fiscal quarter of each Fiscal Year, the ratio of Consolidated EBIT to Consolidated Interest Expense for the period of four (4) fiscal quarters ending on such day, considered as a single accounting period, shall not be less than
3.00 to 1.00.

                  7.2 LIENS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

                  (a) Liens arising from taxes, assessments, charges or claims described in Section 6.3 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 6.3;

                  (b) Deposits or pledges of cash in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

                  (c) Liens by a Borrower or Subsidiary of the Borrower on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Borrower or such Subsidiary, PROVIDED that:

                    (i) such Lien is created before or substantially simultaneously with the purchase of such property by the Borrower or such Subsidiary (or is a Lien securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (c), PROVIDED that in each case the successor obligation is an obligation of the same Person subject to the predecessor Indebtedness and is not greater than (and is not otherwise on terms less advantageous than) the predecessor obligation immediately before such refinancing, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation immediately before such refinancing),

                   (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof,

                  (iii) the aggregate amount secured by all such Liens on any particular property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed), and

                   (iv) the aggregate amount secured by all Liens described in this Section 7.2(c), PLUS the aggregate amount of Capitalized Lease Obligations described in Section 7.3(d) hereof, shall not at any time exceed Three Million Dollars ($3,000,000);

                  (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or such Subsidiary;

                  (e) Liens on property of the Borrower to secure payment of Indebtedness of the Borrower permitted by Section 7.3(g) hereof; and

                  (f) Liens existing on the Closing Date and approved by the Required Lenders, which Liens are listed on Schedule 7.2 hereto (but not any extension, renewal or replacement of such Liens) and Liens in favor of the Agent and the Lenders.

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

                  7.3 INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Indebtedness to the Lenders, the Issuing Bank and the Agent pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness constituting intercompany loans and advances permitted by subsection (c), (d) or (e) of Section 7.5 hereof;

                  (c) Indebtedness for borrowed money or for the deferred purchase price of property secured by a Lien permitted by Section 7.2(c) hereof;

                  (d) Indebtedness constituting Capitalized Lease Obligations of the Borrower incurred in the ordinary course of business from time to time, provided the aggregate amount of all Liens described in Section 7.2(c) hereof PLUS the aggregate amount of all Capitalized Lease Obligations described in this Section 7.3(d) shall not at any time exceed Three Million Dollars ($3,000,000);


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



                  (e) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business;

                  (f) Any Restricted Indebtedness;

                  (g) Indebtedness for borrowed money incurred by the Borrower from time to time and payable to a Governmental Authority, PROVIDED that such Indebtedness enables the Borrower to obtain or utilize favorable tax treatment or bears interest at a rate that is less than interest rates generally available at such time in the commercial market for comparable Indebtedness and such Indebtedness is on terms and conditions (other than applicable interest rates) no more favorable to the holders thereof than are applicable to the Lenders with respect to Indebtedness hereunder;

                  (h) Indebtedness for borrowed money not otherwise permitted under this Section 7.3 incurred by (i) the Borrower from time to time, provided that such Indebtedness is unsecured and the aggregate principal amount of such Indebtedness shall not exceed One Million Dollars ($1,000,000) at any time, and (ii) KST from time to time, provided that the aggregate principal amount of such Indebtedness shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) at any time; and

                  (i) Indebtedness of the Borrower existing on the Closing Date and approved by the Required Lenders, which Indebtedness is listed on
         Schedule 7.3 hereto (but not any extension, renewal or refinancing of such Indebtedness).

                  7.4 GUARANTIES, INDEMNITIES, ETC. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Any Subsidiary Guarantys;

                  (b) Guaranty Equivalents from time to time entered into by the Borrower, provided that (i) in each case the Deemed Obligor is a Subsidiary of the Borrower and (ii) the Assured Obligations of the Deemed Obligors are (x) fully funded and constitute liabilities on the consolidated balance sheet of the Borrower or (y) operating leases or Capitalized Leases or other agreements entered into by a Subsidiary of the Borrower which, if entered into by the Borrower, would have been permitted under this Agreement;

                  (c) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indemnities by the Borrower or any such Subsidiary of the liabilities of its directors or officers in their capacities as such as permitted by Law;

                  (e) Guaranty Equivalents of the Borrower existing on the Closing Date and approved by the Required Lenders, which Guaranty Equivalents are listed on Schedule 7.4 hereto (but not any extension or renewal of such Guaranty Equivalent);

                  (f) Indemnities by the Borrower or any Subsidiary of the Borrower arising from or under contracts and agreements with unrelated Persons entered into by the Borrower or such

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         Subsidiary in the ordinary course of business, PROVIDED that (i) if required by GAAP, such indemnities shall be reflected on the consolidated balance sheet of the Borrower and (ii) if such indemnities are quantifiable as contingent liabilities in accordance with GAAP and are reflected in the footnotes to the Borrower's consolidated financial statements, such indemnities shall be considered a Guaranty Equivalent of the type described in Section 7.4(g) hereof and shall be included in determining compliance with such Section and Section 7.1(a).

                  (g) Other Guaranty Equivalents from time to time entered into by the Borrower, provided that the maximum aggregate potential obligation of Borrower under Guaranty Equivalents described in this
         Section 7.4(g) shall not at any time exceed Five Hundred Thousand Dollars ($500,000).

                  7.5 LOANS, ADVANCES AND INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time make or suffer to exist or remain outstanding any loan or advance to, OR purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, OR make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Loans and investments existing on the date hereof and listed in Schedule 7.5 hereof (and extensions, renewals and refinancings thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing), investments by the Borrower in publicly traded securities not exceeding at any time One Million Dollars ($1,000,000) in the aggregate (determined by reference to the consideration paid by the Borrower for such securities) and investments in securities obtained by the Borrower or any Subsidiary of the Borrower in settlement of, or as a direct result of, any action, claim or proceeding by the Borrower or such Subsidiary;

                  (b) Receivables owing to the Borrower or any such Subsidiary arising from sales of inventory under usual and customary terms in the ordinary course of business;

                  (c) Loans and advances to officers and employees of the Borrower and its Subsidiaries and in amounts at any time outstanding not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate;

                  (d) Loans and advances from a Subsidiary of the Borrower to the Borrower (it being agreed that the Borrower shall, at the request of the Required Lenders from time to time, forthwith cause each such Subsidiary to subordinate all such loans and advances, then existing or thereafter arising, to the Obligations upon terms and conditions satisfactory to the Required Lenders);

                  (e) Loans from the Borrower to KST, PROVIDED that the aggregate principal amount of all such loans at any time to KST shall not exceed Two Million Dollars ($2,000,000); and PROVIDED FURTHER that both immediately before and after giving effect to any such loan, no Potential Default or Event of Default has occurred and is continuing or will occur;


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



                  (f) The capital stock of a Subsidiary of the Borrower owned on the date hereof and listed on Schedule 4.14 hereto and capital stock obtained in a transaction permitted by Section 7.9 hereof; and

                  (g) Cash Equivalent Investments and, with respect to KST only,
         (i) obligations fully backed by the full faith and credit of the Kingdom of Sweden maturing not in excess of three (3) months from the date of acquisition, (ii) commercial paper having a rating under a recognized Swedish rating agency equivalent to "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation, (iii) investments in Swedish money market funds having a rating under a recognized Swedish rating agency equivalent to at least AAAm or AAAm G by Standard & Poor's Corporation or Aaa by Moody's Investors Service, and (iv) the following obligations of any Swedish commercial bank having capital surplus in excess of U.S. $500,000,000, which has a commercial paper rating meeting the requirements specified in clause
         (ii) above: (A) time deposits, certificates of deposit and acceptances maturing not in excess of nine (9) months from the date of acquisition, or (B) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above, but only to the extent any of the foregoing is acquired for investment and not with a view to achieving trading profits.

The loans permitted under Section 7.5(e) above may be further limited by the Required Lenders from time to time based on ordinary and customary credit standards, including, without limitation, the limitation of such loans if the amount thereof loaned to a Subsidiary referred to therein would cause such Subsidiary to have a negative tangible net worth, as determined by the Required Lenders.

                  7.6 DIVIDENDS AND RELATED DISTRIBUTIONS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

                  (a) A Subsidiary of the Borrower may declare and make Stock Payments if all of the capital stock of such Subsidiary is owned by the Borrower or by a direct or indirect wholly-owned Subsidiary of the Borrower;

                  (b) The Borrower may from time to time declare and make Stock Payments if such Stock Payments are payable solely in shares of capital stock (or options, warrants or rights therefor) of the Borrower; and

                  (c) The Borrower may from time to time declare and make annual Stock Payments (in cash) in an amount not to exceed an amount equal to ten percent (10%) of the Borrower's after-tax earnings for the Fiscal Year immediately preceding the year in which such annual Stock Payment is proposed to be made, determined with reference to the financial statements required to be delivered under Section 6.1(a) hereof for such immediately preceding Fiscal Year.

                  7.7 SALE-LEASEBACKS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time enter into or suffer to remain in effect any transaction to which the Borrower or such Subsidiary is a party involving the sale, transfer or other disposition by the Borrower or any Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the

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



same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

                  7.8 LEASES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Operating leases of real or personal property, provided that (i) as of December 31 of each year, the Consolidated Lease Expense on account of such leases for such year shall not exceed One Million Dollars ($1,000,000) and (ii) such leases are not cancelable by any party thereto;

                  (b) Capitalized Leases permitted under Section 7.3(d) hereof; and

                  (c) Operating leases of real or personal property, provided that such leases are cancelable by the Borrower or one (1) of its Subsidiaries without penalty on not more than thirty (30) days prior notice.

                  7.9 MERGERS, ACQUISITIONS, ETC. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to (v) merge with or into or consolidate with any other Person, (w) liquidate, wind up, dissolve or divide,
(x) acquire all or any substantial portion of the properties or assets of any going concern or going line of business, (y) acquire all or any substantial portion of the properties, assets, capital stock or other equity interests in or of any other Person other than in the ordinary course of business, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Another Person or Persons may merge with the Borrower, PROVIDED that (i) the Borrower shall be the surviving corporation, (ii) the business of such other Person or Persons shall be within the Borrower's line of business or a related line of business or shall use production or manufacturing technology used in the Borrower's line of business, and (iii) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction;

                  (b) The Borrower may (w) acquire all or substantially all of the properties or assets of any going concern or going line of business, (x) acquire all or substantially all of the properties or assets of any other Person, (y) acquire all or substantially all of the capital stock or other equity interests in or of any other Person, or
         (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing (collectively, "Acquisitions") PROVIDED that (i) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction,
         (ii) the business or properties so acquired shall be within the Borrower's line of business or a related line of business or shall use production or manufacturing technology used in the Borrower's line of business, (iii) as of the date of the consummation of such Acquisition, the aggregate consideration (determined in accordance with GAAP) paid by the Borrower in connection with all Acquisitions for the twelve (12) month period ending on such date (including the consideration paid with respect to the Acquisition in question) shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), (iv) the Borrower shall have delivered the proforma financial statements required pursuant to
         Section 6.1(c) hereof and no Event of Default or potential Event of Default is disclosed or suggested in such statements, (v) the Borrower shall have delivered the

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



         Compliance Certificate required under the last sentence of Section 6.1(d), and (vi) the Person acquired by the Borrower in connection with such Acquisition shall have executed and delivered a Subsidiary Guaranty and a Pledge Agreement each in form and substance satisfactory to the Agent and the Lenders;

                  (c) A wholly-owned Subsidiary of the Borrower or any of its Subsidiaries may merge with or into or consolidate with any other wholly-owned Subsidiary of the Borrower or any of its Subsidiaries, PROVIDED that (i) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction and (ii) prior to such merger or consolidation, the Borrower shall have obtained the prior written consent of the Required Lenders;

                  (d) A wholly-owned Subsidiary of the Borrower or any of its Subsidiaries may merge with the Borrower, PROVIDED that (i) the Borrower shall be the surviving corporation, (ii) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction, and (iii) prior to such merger, the Borrower shall have obtained the prior written consent of the Required Lenders; and

                  (e) The Borrower may enter into a single joint venture or otherwise acquire less than fifty-one percent (51%) of the voting power of the equity securities of a Person in connection with the prospective transaction with an unrelated Person disclosed to the Agent and the Lenders in writing prior to the date of this Agreement, provided that
         (i) such prospective transaction shall be deemed to be an "Acquisition" for purposes of determining compliance with Section 7.9(b) hereof, (ii) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction and (iii) the business or properties of such joint venture or acquisition shall be within the Borrower's line of business or a related line of business or shall use production or manufacturing technology used in the Borrower's line of business.

                  7.10 DISPOSITIONS OF PROPERTIES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrower and each Subsidiary of the Borrower may sell inventory in the ordinary course of business;

                  (b) The Borrower and each Subsidiary of the Borrower may dispose of equipment which is obsolete or no longer useful in the business of the Borrower or such Subsidiary; and

                  (c) The Borrower and each Subsidiary of the Borrower may sell or otherwise dispose of plant, property and equipment, PROVIDED that the aggregate consideration received by the Borrower and its Subsidiaries in connection with such sale or disposition during any calendar year does not exceed Two Million Dollars ($2,000,000).

                  7.11 ISSUANCE OF SUBSIDIARY STOCK. The Borrower shall not suffer any of its Subsidiaries to issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any shares of such Subsidiary's capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or

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



arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock, except (i) shares of capital stock outstanding on the date of this Agreement and set forth on Schedule 4.14 hereof and (ii) in connection with transactions permitted by Section 7.9 hereof.

                  7.12 DEALINGS WITH AFFILIATES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend (other than automatic renewals or extensions pursuant to the terms thereof) any contract, agreement or arrangement with) any Affiliate of the Borrower (excluding for these purposes Affiliates of the Borrower which are Subsidiaries of the Borrower), directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The existence and performance of contracts, agreements and arrangements in existence as of the date of this Agreement and approved by the Required Lenders, which contracts, agreements and arrangements are set forth in Schedule 7.12 hereof;

                  (b) Directors and officers of the Borrower and its Subsidiaries may be compensated for services rendered in such capacity to the Borrower or such Subsidiary (which compensation may be fixed pursuant to the terms of a written agreement with such directors or officers or an amendment thereto), PROVIDED that the board of directors of the Borrower (including a majority of the directors having no direct or indirect interest in such transaction) approve the same as to the "named executive officers" identified in the Borrower's annual report;

                  (c) Transactions in the ordinary course of business and consistent with past practices between a Subsidiary of the Borrower, on the one hand, and the Borrower or another Subsidiary of the Borrower, on the other hand, in good faith and on terms no less favorable to the Borrower or either Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

                  (d) Loans and advances permitted by Section 7.5(c) and
         Section 7.5(e) hereof; and

                  (e) Other transactions with Affiliates not exceeding in any Fiscal Year Five Hundred Thousand Dollars ($500,000) in the aggregate.

                  7.13 LIMITATIONS ON MODIFICATION OF CERTAIN AGREEMENTS AND INSTRUMENTS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, amend, modify or supplement in any material respect its articles of incorporation or bylaws (or similar constituent documents).

                  7.14 LIMITATION ON PAYMENTS AND MODIFICATION OF RESTRICTED INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, OR make any payment (on account of principal, interest, premium or otherwise) of, OR grant or suffer the existence of any Lien on any of its property (now owned or hereafter acquired) to secure any indebtedness, obligation or liability with respect to, OR amend, modify or supplement any of the terms and conditions of, any Restricted Indebtedness, OR agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

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




                  7.15 LIMITATION ON OTHER RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES, ETC. The Borrower shall not permit any Subsidiary of the Borrower to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by its bylaws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Borrower or any Subsidiary of the Borrower, (x) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower or any Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower, or (z) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except:

                  (a) Restrictions pursuant to the Loan Documents;

                  (b) Legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Subsidiary generally; and

                  (c) With respect to clause (z) above: (i) non-assignment provisions of any contract or of any lease by the Borrower or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien under Sections 7.2(b) and 7.2(c) hereof for the benefit of the holder of such Permitted Lien.

                  7.16 LIMITATION ON OTHER RESTRICTIONS ON LIENS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into, become or remain subject to any agreement or instrument to which the Borrower or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter acquired), except:

                  (a) The Loan Documents; and

                  (b) Restrictions pursuant to nonassignment provisions of any contract or of any lease by the Borrower or such Subsidiary as lessee.

                  7.17 LIMITATION ON OTHER RESTRICTIONS ON AMENDMENT OF THE LOAN DOCUMENTS, ETC. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into, become or remain subject to any agreement or instrument to which the Borrower or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for (i) the Loan Documents and (ii) the agreements and instruments set forth on Schedule 7.17 hereto.

                                  ARTICLE 8
                                   DEFAULTS

                  8.1 EVENTS OF DEFAULT. An "Event of Default" shall mean the occurrence or existence of one (1) or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):


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



                  (a) The Borrower shall fail to pay when due principal of any Loans, any Reimbursement Obligation or any required cash collateralization of outstanding Letters of Credit.

                  (b) The Borrower or any Subsidiary of the Borrower, as the case may be, shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document, and such failure shall have continued for a period of five (5) days after notice to the Borrower.

                  (c) Any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower or any Subsidiary of the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary of the Borrower to the Agent, the Issuing Bank or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (d) The Borrower shall default in the performance or observance of any covenant contained in Article 7 hereof or any of the covenants contained in Sections 2.8 or 6.1(i)(i) hereof.

                  (e) The Borrower or any Subsidiary of the Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and
         (i) in the case of a default under Section 6.1 hereof (other than as referred to in subsection (i)(i) thereof) such default shall have continued for a period of five (5) days and (ii) in the case of any other default such default shall have continued for a period of thirty
         (30) days after notice from the Agent to the Borrower.

                  (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; PROVIDED, HOWEVER, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower or any Subsidiary of the Borrower directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein. "Cross-Default Obligation" shall mean any Indebtedness for borrowed money (or set of related indebtedness for borrowed money) of the Borrower or any Subsidiary of the Borrower in excess of Five Hundred Thousand Dollars ($500,000) in aggregate principal amount and any Indebtedness or Guaranty Equivalent of the Borrower or any Subsidiary of the Borrower, or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Equivalent. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean (i) the occurrence of any default, event or condition which causes or which would permit any Person or Persons to cause or which would, with the giving of notice or the passage of time or both, permit any Person or Persons to cause all or any part of such Cross Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or (ii) failure to pay all or any part of such Cross-Default Obligation at its stated maturity and any failure to pay any monetary obligation under any Cross-Default Obligation when due, or (iii) any other default by the Borrower or any Subsidiary of the Borrower under

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



         any Cross-Default Obligation shall continue unremedied (and unwaived) beyond any applicable period of grace or for a period of thirty (30) calendar days if no grace exists for such default under the terms of such Cross-Default Obligation (or such longer period of time as the Borrower or such Subsidiary is contesting or attempting to cure in good faith such other default, but in no event for more than ninety (90) calendar days).

                  (g) One (1) or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary of the Borrower, which judgment or judgments exceed Five Hundred Thousand Dollars ($500,000) in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty
         (30) consecutive days.

                  (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of Five Hundred Thousand Dollars ($500,000) shall have been issued against the Borrower or any Subsidiary of the Borrower or any of their respective properties and shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

                  (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Required Lenders shall have determined in good faith (which determination shall be conclusive) that such event or condition could reasonably be expected to have a Material Adverse Effect.

                  (j) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or the Borrower or any Subsidiary of the Borrower shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower or any such Subsidiary thereunder.

                  (k) The Required Lenders shall have determined (which determination shall be conclusive) that an event, circumstance or condition has occurred which amounts to, entails, causes or constitutes a Material Adverse Effect.

                  (l) Any one (1) or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one (1) or more other Pension-Related Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (m) Any one (1) or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, (ii) existence of any pending or threatened Environmental Claim against any such Person, or existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (n) A Change of Control shall have occurred.

                  (o) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary of the Borrowe

                              (i) seeking to have an order for relief entered in
                  respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                             (ii) seeking appointment of a receiver, trustee,
                  liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property.

                  (p) The Borrower or any Subsidiary of the Borrower shall cease to be Solvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.1(o)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.1(0)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, windup, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property (except to the extent expressly permitted by Section 7.10 hereof); or shall take any action in furtherance of any of the foregoing.

                  (q) Any material uninsured damage to, or loss, theft or destruction of, any of the property or assets of the Borrower or any of its Subsidiaries material to its business or operations shall occur.

                  (r) The Borrower or any of its Subsidiaries shall be enjoined, restrained, or in any way prevented by the order of any Governmental Authority, the effect of which restricts the Borrower or any of its Subsidiaries from conducting all or any part of its business.

                  (s) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or casualty which is not adequately covered by insurance, shall cause the cessation or curtailment of production or other revenue producing activities at any facility of the Borrower or any of its Subsidiaries for more than thirty (30) consecutive days and shall have a Material Adverse Effect.


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                  8.2 CONSEQUENCES OF AN EVENT OF DEFAULT.

                  (a) If an Event of Default specified in subsections (a) through (n) of Section 8.1 hereof or subsections (q), (r) or (s) of Section 8.1 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                    (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue; and/or

                   (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (o) or (p) of Section 8.1 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (including, but not limited to, the obligation to cash collateralize outstanding Letters of Credit) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                                  ARTICLE 9
                                  THE AGENT

                  9.1 APPOINTMENT. Each Lender hereby irrevocably appoints Mellon to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                  9.2 GENERAL NATURE OF AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

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                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist;

                  (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender;

                  (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower, any of its Subsidiaries or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents); and

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  9.3 EXERCISE OF POWERS. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 9.4(a) hereof).

                  9.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct;

                  (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document. certificate, report or

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         statement in, provided for in, or received under or in correction with, this Agreement or any other Loan Document or (iii) any failure of the Borrower or any Subsidiary of the Borrower or Lender to perform any of their respective obligations under this Agreement or any other Loan Document;

                  (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Subsidiary of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, individually and taken as a whole, or any other Person, or (iii) except to the extent set forth in Section 9.5(f) hereof, the existence of any Event of Default or Potential Default; and

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

                  9.5 ADMINISTRATION BY THE AGENT.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for the Borrower or any Subsidiary of the Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any Subsidiary of the Borrower or Lender, such matter may be established by a certificate of the Borrower, such Subsidiary or Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.


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                  (e) The Agent may perform any of its duties under this
Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care; PROVIDED, HOWEVER, that the Agent shall pursue on behalf of the Lenders any rights or remedies which the Lenders may have against such agents or attorneys-in-fact as a result of the negligence or misconduct of such agents or attorneys-in-fact.

                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender, the Borrower or any Subsidiary of the Borrower referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

                  9.6 LENDER NOT RELYING ON AGENT OR OTHER LENDERS. Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it; (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  9.7 INDEMNIFICATION OF AGENT BY LENDERS. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees, attorneys and agents (to the extent not reimbursed by the Borrower or any Subsidiary of the Borrower and without limitation of the obligations of the Borrower and such Subsidiaries to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit, PROVIDED that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand.

                  9.8 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes," "Issuing Bank" and like terms shall include the Agent in its individual capacity as such. The Agent and its Affiliates may, without liability to account but subject to the terms of this Agreement, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower

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and any stockholder, Subsidiary or Affiliate of the Borrower, as though the
Agent were not the Agent hereunder.

                  9.9 HOLDERS OF NOTES. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section
10.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                  9.10 SUCCESSOR AGENT. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders at any time by giving thirty (30) days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within thirty (30) days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

                  9.11 ADDITIONAL AGENTS. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, the Agent and the Borrower shall (and the Borrower shall cause its Subsidiaries to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

                  9.12 CALCULATIONS. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Borrower or any of its Subsidiaries, as the case may be, to recover such amount from such Person.

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                  9.13 FUNDING BY AGENT. Unless the Agent shall have been
notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its Pro Rata share of such Loans, the Agent may assume that such Lender will make its Pro Rata share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at the Agent's Office in Dollars in funds immediately available at such Agent's Office, without set-off, withholding, counterclaim or other deduction of any nature.

                                  ARTICLE 10
                                MISCELLANEOUS

                  10.1 HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  10.2 RECORDS. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount and the accrued and unpaid fees owing to each Lender and the Issuing Bank shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error. The unpaid Reimbursement Obligations, the unpaid interest accrued thereon and the interest rate on rates applicable thereto shall at all times be ascertained from the records of the Issuing Bank, which shall be conclusive absent manifest error.

                  10.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Subject to the fourth sentence of this Section 10.3, the Agent (acting at the direction of the Required Lenders) and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower or any Subsidiary of the Borrower, as the case may be, the Agent or any Lender. Any such amendment, modification or supplement made by Borrower and the Agent in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders, and only as so directed, PROVIDED, that no such amendment, modification or supplement may be made which will

                  (a) Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

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                  (b) Reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan or Reimbursement Obligation (other than as a result of waiving the applicability of any increase in interest rates applicable to overdue amounts), or extend the time for payment of or reduce the amount of any Revolving Credit Commitment Fee or Letter of Credit Fee, or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

                  (c) Change the definition of "Required Lenders" or amend this Section 10.3, without the written consent of all the Lenders;

                  (d) Amend or waive any of the provisions of Article 10 hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent; or

                  (e) Amend or waive any of the provisions of Article 3, or impose additional duties on the Issuing Bank or otherwise adversely affect the rights, interests or obligations of the Issuing Bank without the consent of Mellon;

and PROVIDED, FURTHER, that Transfer Supplements may be entered into in the manner provided in Section 10.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  10.4 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right. power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  10.5 NOTICES.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized next-day courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Borrower, the Agent or any Lender shall be effective on the earliest to occur of

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receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized next-day courier, or five (5) Business Days after deposit in the mail.

                  (b) Any Lender giving any notice to the Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any Subsidiary of the Borrower, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

                  10.6 EXPENSES; TAXES; INDEMNITY.

                  (a) Except to the extent otherwise agreed to in writing between the Agent and the Borrower prior to the date of this Agreement, the Borrower agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all out-of-pocket costs and expenses (including but not limited to fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent or any Lender and (B) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lenders to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the

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



generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower or any Subsidiary of the Borrower or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  10.7 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.8 PRIOR UNDERSTANDINGS. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except for the obligation of the Borrower to pay the Agent fees in accordance with separate written agreements between the Borrower and the Agent.

                  10.9 DURATION; SURVIVAL. All representations and warranties of each Loan Party contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Lender, the making of any Loan, the issuance of any Letter of Credit or any other event or condition whatever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

                  10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  10.11 LIMITATION ON PAYMENTS. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each

Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  10.12 SET-OFF. The Borrower hereby agrees that if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section 10.12 (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section 10.12 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  10.13 SHARING OF COLLECTIONS. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 10.13 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                  10.14 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void.

                  (b) PARTICIPATIONS. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one (1) or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by
it); PROVIDED, that:

                    (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

                   (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                   (iv) such Participant shall be bound by the provisions of
         Section 10.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

                    (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections
         (a), (b) or (c) of Section 10.3 hereof.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 10.6 hereof with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) ASSIGNMENTS. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one (1) or more additional commercial banks or other Persons (each a "Purchasing Lender"); PROVIDED, that:

                   (i) the aggregate amount of the Revolving Credit Commitment of the transferor Lender subject to each such assignment to any Purchasing Lender shall not be less than Three Million Dollars ($3,000,000) and in increments of One Hundred Thousand Dollars ($100,000);

                   (ii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents; and

                  (iii) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit F to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of Two Thousand Dollars ($2,000) plus out-of-pocket expenses; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice (as defined in the Transfer Supplement), the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement:

                  (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                  (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrower shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Pending such delivery, the Agent shall hold the predecessor Notes in trust for the benefit of the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

                  (d) REGISTER. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) FINANCIAL AND OTHER INFORMATION. The Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender (each a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning any Loan Party and their respective Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or such Person's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates. Each such transferree shall agree to be bound to the terms of Section 10.15 hereof. At the request of any Lender, the Borrower shall provide (to the extent such documents are not available from the transferor Lender or the Agent) to each prospective transferee conformed copies of the documents referred to in Section 4 of the form of Transfer Supplement.

                  (f) ASSIGNMENTS TO FEDERAL RESERVE BANK. Any Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder. Assignments pursuant to this Section 10.14(f) shall not require the payment of the processing and recording fee specified in Section 10.14(c) hereof.

                  10.15 CONFIDENTIALITY. The Agent and the Lenders shall hold all Nonpublic Information (as defined below) obtained pursuant to this Agreement or any other Loan Document in accordance with its customary procedures for handling confidential information of this nature. The Agent or any Lender may make disclosures requested or required by any governmental agency or representative thereof or pursuant to legal process or as required in connection with the exercise of any remedy under this Agreement or other Loan Documents or as requested or required by any potential participant in or assignee of any of the Loans hereunder. "Nonpublic Information" shall mean information other than
(i) information that is publicly available, (ii) information that becomes available to the Agent or any Lender from a source other than Borrower or any of its outside professionals, agents or representatives and not in contravention of any other confidentiality obligations and of which the Agent or any Lender has actual knowledge, or (iii) information that was available to the Agent or any Lender on a non-confidential basis prior to its disclosure by Borrower to the Agent or any Lender.

                  10.16 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY.

                  (A) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (B) CERTAIN WAIVERS. EACH OF THE BORROWER, THE LENDERS, THE ISSUING BANK AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                    (I) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION

         OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM);

                   (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

                  (III) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE PARTIES IN ACCORDANCE WITH
         SECTION 9.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                   (IV) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (C) LIMITATION OF LIABILITY. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWER AGAINST THE AGENT, ANY LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                                       SINTER METALS, INC.


By: /s/ Ronald G. Campbell                                    By: /s/ Michael T. Kestner
   ---------------------------------------                        -------------------------------------
   Ronald G. Campbell                                             Michael T. Kestner
   Title: Assistant Treasurer                                     Title:  Chief Financial Officer

                                                              Address for Notices:
                                                              Terminal Tower
                                                              50 Public Square, Suite 3200
                                                              Cleveland, Ohio 44113
                                                              Attn: Chief Financial Officer
                                                              Telephone: (216) 771-6700
                                                              Telecopier: (216) 344-7631

                                                              MELLON BANK, N.A, individually and
                                                              as Agent


                                                              By: /s/ Jack Ligday
                                                                  -------------------------------------
                                                                  Jack Ligday
                                                                  Title: Assistant Vice President

                                                              Initial Revolving Credit
                                                              Committed Amount:                         $18,000,000

                                                              Commitment Percentage:                         60.00%

                                                              Address for Notices:
                                                              Two Mellon Bank Center
                                                              Room 270
                                                              Pittsburgh, PA 15259-0001
                                                              Attn: David Molnar
                                                              Telephone: (412) 234-8838
                                                              Telecopier: (412) 234-9010

                                                              SOCIETY NATIONAL BANK

                                                              By: /s/ Rich C. Pohle
                                                                  ---------------------------------
                                                                  Rich C. Pohle
                                                                  Title: Vice President

                                                              Initial Revolving Credit
                                                              Committed Amount:                         $12,000,000

                                                              Commitment Percentage:                         40.00%

                                                              Address for Notices:
                                                              Society Center
                                                              127 Public Square
                                                              Cleveland, Ohio 44115
                                                              Attn: Matthew Tuohey
                                                              Telephone: (216) 689-0598
                                                              Telecopier: (216) 689-4981


                                                                   Exhibit A
                                                                       to
                                                               CREDIT AGREEMENT

                              SINTER METALS, INC.

                             REVOLVING CREDIT NOTE


$__________                                                 ___________, 199__


                  FOR VALUE RECEIVED, the undersigned, SINTER METALS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of [NAME OF LENDER] (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of________________ ($________) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 18, 1996, by and among the Borrower, the Lenders party thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same has heretofore been and may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  THE BORROWER AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE AGREEMENT, UNDER THIS REVOLVING CREDIT NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER AS OF ANY TERM IN FAVOR OF THE LENDER OR ANY HOLDER OF THIS REVOLVING CREDIT NOTE, FOR ALL SUMS DUE AND UNPAID UNDER THIS REVOLVING CREDIT NOTE, WHETHER BY ACCELERATION OR NOT, WITH OR WITHOUT DECLARATION, WITH COST OF SUIT, RELEASE OF ALL ERRORS, WITHOUT STAY OF EXECUTION AND WITH TEN PERCENT (10%) ADDED FOR COLLECTION FEE. THE BORROWER ALSO WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR

CLERK TO ENTER THE WRIT OF EXECUTION ON SAID VOLUNTARY CONDEMNATION, AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION, AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT OF THE LENDER OR ANY SUCH HOLDER OF THIS REVOLVING CREDIT NOTE OR SOMEONE AUTHORIZED TO ACT ON THE BEHALF OF THE LENDER OR ANY SUCH HOLDER, HAS BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER WILL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE OF THE AUTHORIZED POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT WILL BE A SUFFICIENT WARRANT.

                  WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS AGREEMENT OR ANY OTHER CAUSE.

                  IN WITNESS WHEREOF, and intending to be legally bound, the Borrower has executed, issued and delivered this Revolving Credit Note as of __________, 199__.

ATTEST:                                                  SINTER METALS, INC.


__________________________                               By: __________________
         Secretary                                           Title:

                                ACKNOWLEDGMENT

STATE OF ___________)
                    ) S.S.
COUNTY OF __________)

                  On this ___ day of ________, 199_, before me, ___________________ the undersigned authority in and for said County and State, personally appeared _______________ who acknowledged himself to be the _______________ of Sinter Metals, Inc., a Delaware corporation, and that he as such _______________, being authorized to execute the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc., executed the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc. for the purposes set forth in the foregoing Revolving Credit Note by signing the name of the corporation by himself as _______________.

                  IN WITNESS WHEREOF, I hereunto set my official hand and seal.



                                                  ____________________________
                                                         Notary Public


                                                         (Notarial Seal)

My Commission Expires:



181\24470AAH.101

                                                              Exhibit D
                                                                 to
                                                          CREDIT AGREEMENT



                        FORM OF COMPLIANCE CERTIFICATE



                  I, _________________, ___________________________ of SINTER
METALS, INC., a Delaware corporation (the "Company"), hereby certify to MELLON BANK, N.A. ("Mellon"), as Agent for the Lenders under that certain Credit Agreement, dated as of November ___, 1995 (the "Credit Agreement"), by and among the Company, Mellon, as Agent, the Lenders party thereto from time to time, and the Issuing Bank referred to therein, that the attached [financial statement/projection] dated _______________________ for __________________________ is accurate, complete and fairly presents the matters stated therein and has been prepared on a basis consistent with such [financial statements/projections] prepared for prior periods and in accordance with generally accepted accounting principles. I further certify that no Potential Default or Event of Default (as each such term is defined in the Credit Agreement) currently exists. In addition, attached hereto as Exhibit A, is all of the information and calculations required in order to establish whether the Company was in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement at the end of the period covered by the financial statements furnished herewith.


                                         SINTER METALS, INC.



                                         By: _________________________
                                         Title: ______________________
                                         Date: _______________________






181\24470AAH.101

                                                             Exhibit E
                                                                to
                                                         CREDIT AGREEMENT

                        [FORM OF SUBSIDIARY GUARANTY]

                      GUARANTY AND SURETYSHIP AGREEMENT

                  THIS GUARANTY AND SURETYSHIP AGREEMENT, dated as of ________________, 19__, made by [NAME OF SUBSIDIARY], a [STATE OR COUNTRY OF INCORPORATION] corporation (the "Guarantor"), in favor of MELLON BANK, N.A., as Agent for the Credit Agreement referred to below (in such capacity, together with its successors, the "Agent") for the Issuing Bank and the Lenders (as defined in the Credit Agreement).

                                                     Recitals:

                  A. The Guarantor is a direct or indirect subsidiary of SINTER METALS, INC., a Delaware corporation (the "Borrower").

                  B. The Borrower has entered into a Credit Agreement dated as of January 18, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement") with the Lenders parties thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., as Agent. The Guarantor, as a Subsidiary (as defined in the Credit Agreement) of the Borrower, has and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  C. It is a condition precedent to the continuing extension of credit under the Credit Agreement that the Guarantor execute and deliver this Agreement. This Agreement is made by the Guarantor among other things to induce the Agent, the Issuing Bank and the Lenders to extend and continue to extend credit under the Credit Agreement.

                  D. The Guarantor acknowledges that the Agent, the Issuing Bank and the Lenders have relied and will rely on the Guarantor executing this Agreement in entering into the Credit Agreement and in extending credit, and continuing to extend credit, under the Credit Agreement. The Guarantor further acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or the Lenders or any representation by or other information from the same, made its own credit analysis and decision to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Guarantor hereby agrees as follows:

                                  Article 1
                                 Definitions

                  1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of such determination, over (ii) the amount of all liabilities of the Guarantor, contingent or otherwise, as of the date of such determination, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of the Guarantor for purposes of calculating the Maximum Guaranteed Amount for the Guarantor, the liabilities of such Guarantor to be used in the determination pursuant to clause (ii) of the preceding sentence shall in any event include any amounts guaranteed by the Guarantor pursuant to clause (i) of the definition of Maximum Guaranteed Amount.

                  "Guaranteed Obligations" shall mean all obligations from time to time of the Borrower to the Agent, the Issuing Bank or the Lenders under or in connection with any Loan Document, including all obligations to pay principal, interest, reimbursement obligations, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower, any other Loan Party or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding).

                  "Maximum Guaranteed Amount" shall mean, as of any date of determination thereof, the sum of (i) the aggregate amount of the Loans, to the extent the proceeds thereof are used to make a Valuable Transfer to the Guarantor plus (ii) the greater of (A) the Adjusted Net Worth of the Guarantor at the date of the execution of this Guaranty and (B) the Adjusted Net Worth of the Guarantor at the earlier of (I) the date of the commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor and (II) the date enforcement hereunder is obtained.

                  "Valuable Transfer" shall mean (i) all loans, advances or capital contributions made to the Guarantor with proceeds of the Loans,
         (ii) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by such Guarantor with proceeds of the Loans, (iii) the fair market value of all property acquired with proceeds of the Loans and transferred, absolutely and not as collateral, to the Guarantor, (iv) all equity securities of the Guarantor acquired from the Guarantor with proceeds of the Loans and
         (v) the value of any quantifiable economic benefits not included in clauses (i) through (iv) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to the Guarantor as a result of the Loans.

                                  Article 2
                           Guaranty and Suretyship

                  2.1 GUARANTY AND SURETYSHIP. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents; PROVIDED, HOWEVER, that, anything herein or in any other document, instrument, or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the Guarantor's Maximum Guaranteed Amount. This Agreement is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, is in no way conditioned upon any attempt to collect from or proceed against the Borrower, any other Loan Party or any other Person or any other event or circumstance, is a continuing and irrevocable obligation of the Guarantor, and shall be binding upon and against the Guarantor without regard to the legality, validity, enforceability or allowability of any of the Guaranteed Obligations or Loan Documents. The obligations of the Guarantor under this Agreement are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against the Borrower, any other Loan Party or any other Person or whether the Borrower, any other Loan Party or any other Person is joined in any such action or actions. Without limitation of the foregoing, if for any reason the Borrower or any other Loan Party shall fail or be unable duly, punctually and fully to pay or shall become payable or performable in accordance with the terms of the Loan Documents, whether or not such failure or inability shall constitute an Event of Default or Potential Default under the Credit Agreement, the Guarantor will forthwith pay and perform or cause to be paid or performed the Guaranteed Obligations or such part thereof.

                  2.2 OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of the Agent, the Issuing Bank, the Lenders or any other Person with respect thereto. The obligations of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, shall remain in full force and effect, and shall not be released, discharged or in any way affected by any event or circumstance (whether or not the Guarantor, the Borrower, any other Loan Party, or any other Person shall have knowledge or notice thereof), irrespective of any of the following:

                  (a) any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations;

                  (b) any increase, decrease, addition or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any Loan Documents; or any amendment, modification, supplement, waiver, consent, compromise, settlement, release, accord and satisfaction or other change, addition, deletion or supplement of or to, any forbearance or indulgence with respect to, or any refinancing, renewal or refunding of (in whole or in part), any Loan Document or any of the Guaranteed Obligations;

                  (c) any impairment by the Agent, the Issuing Bank, the Lenders or any other Person of any recourse of the Guarantor against the Borrower, any other Loan Party or any other Person; any waiver of or failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations (including, but not limited to, failure to enforce any condition to extending, or continuing to extend, credit); any extensions, or continued extensions, of credit in excess of the amount committed, required or permitted to be advanced, issued or made under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any impairment by the exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower, any other Loan Party or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Guarantor; or any application of any collections (including, but not limited to, payments resulting from enforcement, realization, liquidation or collection of, or exercise of remedies against, any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;

                  (d) any furnishing, acceptance, alteration, substitution, taking, exchange, amendment, termination, modification, supplement, subordination, waiver, release, loss or impairment of, OR any failure to protect, perfect, or preserve the value of, OR any enforcement, liquidation or collection of, realization upon, or exercise of rights or remedies under or in connection with, OR any failure, omission, breach, default, delay or wrongful action by the Agent, the Issuing Bank, the Lenders or any other Person in connection with the enforcement, liquidation or collection of, realization upon, or exercise of rights or remedies under or in connection with, OR any other action or inaction by the Agent, the Issuing Bank, the Lenders or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person;

                  (e) any voluntary or involuntary merger, consolidation, liquidation, dissolution, winding-up, charter revocation, forfeiture, sale, lease, transfer, or other disposition of any assets or marshalling of assets or liabilities, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower, any other Loan Party or any other Person; any bankruptcy, insolvency, receivership, conservatorship, assignment for the benefit of creditors, reorganization, dissolution, arrangement, compromise with creditors, readjustment of debts or similar proceeding or agreement with respect to the Guarantor, the Borrower, any other Loan Party or any other Person; or any action taken or election made by the Agent, the Issuing Bank or the Lenders (including any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, any other Loan Party or any other Person in connection with any such proceeding;

                  (f) any defense, set-off or counterclaim (including any defense of failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to or asserted by the Borrower, any other Loan Party or any other Person with respect to any Loan Document or any of the Guaranteed Obligations against the Agent, the Issuing Bank and the Lenders; or any discharge by operation of law or release of the Borrower, any other Loan Party or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations;

                  (g) any assignment or transfer from time to time of any interest by the Agent, the Issuing Bank or the Lenders in any Guaranteed Obligation, this Agreement or any other Loan Document;

                  (h) any law now or hereafter in effect in any jurisdiction; or

                  (i) any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a legal, equitable or other defense or discharge available to, or limit the liability of, the Borrower, any other Loan Party, the Guarantor a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.

                  2.3 WAIVERS, ETC. The Guarantor hereby knowingly, expressly and unconditionally waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 2.2 (including, but not limited to, any set-off, counterclaim, deduction, diminution, abatement, recoupment, suspension, deferment, reduction in respect to its obligations under this Agreement and whether or not such event or circumstance impairs, releases or otherwise adversely affects any rights of the Guarantor to subrogation, contribution, exoneration or reimbursement, or any other rights of the Guarantor to proceeds against the Borrower, any other Loan Party or any other Person, or any direct or indirect security for any of the Guaranteed Obligations). Without limitation, the Guarantor knowingly, intelligently, expressly and unconditionally waives each of the following:

                  (a) all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantor, including (i) any notice of any event or circumstance described in Section 2.2, (ii) any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction, (iii) any notice of nonpayment, nonperformance, dishonor, protest or otherwise under any Loan Document or any of the Guaranteed Obligations, (iv) any notice of the extension, or continuing extension, of credit or incurrence of any other Guaranteed Obligation, (v) any proof of notice of nonpayment or nonperformance under or in connection with this Agreement, any Loan Document, any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; (vi) any notice of any default or any failure on the part of the Borrower, any other Loan Party or any other Person to perform and comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations, and (vii) any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower, any other Loan Party or any other Person (including, but not limited to, any of their respective subsidiaries or affiliates now or hereafter known to the Agent, the Issuing Bank or the Lenders);

                  (b) any right to any marshalling of assets, to the filing of any claim against the Borrower, any other Loan Party or any other Person in the event of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or to the enforcement, assertion or exercise against the Borrower, any other Loan Party or any other Person of any other right, power, privilege or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Agent, the Issuing Bank, the Lenders or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantor receive notice of such acceptance;

                  (c) any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or similar laws), or by reason of any election of remedies or other action or inaction by the Agent, the Issuing Bank or the Lenders, which results in denial or impairment of the right of the Lender to seek a deficiency against the Borrower or any other Person, or which otherwise discharges or impairs any of the Guaranteed Obligations or any recourse of the Guarantor against the Borrower or any other Person; and

                  (d) any and all other events and circumstances, whether similar or dissimilar to any of the above, and whether known or unknown, which might otherwise constitute a legal, equitable or other discharge, release or defense of the guarantor or surety or which might otherwise limit recourse against the Guarantor, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.

Without limitation of the foregoing, the Guarantor hereby represents, warrants and agrees that the Guarantor is now and at all times will be completely familiar with the business, operations, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, taken as a whole, and with the Loan Documents, the Guaranteed Obligations and all direct and indirect security for the Guaranteed Obligations, and the Guarantor hereby waives any duty on the part of the Agent, the Issuing Bank and the Lenders now or hereafter to disclose any matter relating to any of the foregoing now known to the Agent, the Issuing Bank or the Lenders.

                  2.4 REINSTATEMENT. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Agent, the Issuing Bank or the Lenders for any reason (including without limitation, as a preference, fraudulent conveyance or otherwise), all as though such payment had not been made.

                  2.5 NO STAY. Without limitation of any other provision of this Agreement, if any declaration of default, acceleration of the time for payment or performance of any Guaranteed Obligation, or any condition to any such acceleration, or other exercise or condition to exercise of rights or remedies under or with respect to any Guaranteed Obligation shall at any time be stayed, enjoined or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower, any other Loan Party or any other Person of a bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, such Guaranteed Obligation shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise or acceleration shall be deemed to have been taken or met, with the same effect as if the Guaranteed Obligations had been declared in default and accelerated in accordance with their terms, and the Guarantor shall forthwith pay the amounts specified to be paid thereunder in accordance with their terms and all other obligations without notice and demand.

                  2.6 PAYMENTS. All payments to be made by the Guarantor pursuant to this Agreement shall be made at the times and in the manner prescribed for payments in Section 2.10(b) of the Credit Agreement, without set-off, counterclaim, withholding or other deduction of any nature.

                  2.7 SUBROGATION, ETC. THE GUARANTOR HEREBY KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY AND ALL RIGHTS IT NOW HAS OR HEREAFTER MAY HAVE (WHETHER KNOWN OR UNKNOWN AND WHETHER ARISING BY OPERATION OF LAW, AGREEMENT OR OTHERWISE) TO ASSERT ANY CLAIM AGAINST THE BORROWER, ANY OTHER LOAN PARTY OR ANY OTHER PERSON ON ACCOUNT OF THE OBLIGATION OF THE GUARANTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY AND ANY AND ALL RIGHTS THAT WOULD RESULT IN THE GUARANTOR BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE OF THE BORROWER, AND OTHER LOAN PARTY OR ANY OTHER PERSON.

                  If, notwithstanding the foregoing, the Guarantor is permitted to exercise any rights which the Guarantor may have or acquire by way of subrogation, reimbursement, exoneration, contribution or indemnity, and any similar rights (whether arising by operation of law, by agreement or otherwise), against the Borrower, any other Loan Party or any other Person arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor under or in connection with this Agreement, such rights of the Guarantor shall be subordinate in right of payment to the Guaranteed Obligations, and the Guarantor shall not exercise any such rights until all Guaranteed Obligations and all other obligations under this Agreement have been paid in full and all commitments to extend credit under the Loan Documents shall have terminated. If, notwithstanding the foregoing, any amount shall be received by the Guarantor on account of any such rights at any time prior to the time at which all Guaranteed Obligations and all other obligations under this Agreement shall have been paid in full and all commitments to extend, or continue to extend, credit under the Loan Documents shall have terminated, such amount shall be held by the Guarantor in trust for the benefit of the Agent, the Issuing Bank and the Lenders, segregated from other funds held by the Guarantor, and shall be forthwith delivered to the Agent, the Issuing Bank and the Lenders in the exact form received by the Guarantor (with any necessary endorsement), to be applied to the Guaranteed Obligations, whether matured or unmatured, in such order as Agent, Issuing Bank and the Lenders may elect, or to be held by the Agent, Issuing Bank or the Lenders as security for the Guaranteed Obligations and disposed of by the Agent, the Issuing Bank or the Lenders in any lawful manner, all as the Agent, the Issuing Bank and the Lenders may elect.

                  2.8 CONTINUING AGREEMENT. This Agreement is a continuing guaranty and shall continue in full force and effect, and shall not be terminated, revoked or discharged (notwithstanding that the Guaranteed Obligations may have been reduced to zero from time to time) until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend, or continue to extend, credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 2.4 of this Agreement.

                  2.9 LIMITATION ON PAYMENTS. The parties hereto intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Agent, the Issuing Bank or the Lenders from the Guarantor. Accordingly, notwithstanding any other provision hereof, the Guarantor shall not be required to make any payment to or for the account of the Agent, the Issuing Bank or the Lenders, and the Agent, the Issuing Bank or the Lenders shall refund any payment made by the Guarantor, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by the Agent, the Issuing Bank or the Lenders from the Guarantor. In any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence, shall be on the Person claiming that this Section 2.9 applies to limit any obligation of the Guarantor under this Agreement or to require the Agent, the Issuing Bank or the Lenders to make any refund, or claiming that this Agreement conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by the Agent, the Issuing Bank and the Lenders from the Guarantor, as to each element of such claim. For purposes of the definitions of "Guaranteed Obligations" and "Loan Documents" as used in this Agreement, any provisions in the Loan Documents which have the effect of limiting the obligations of the Borrower in order to conform to applicable laws limiting the maximum rate of interest that may be charged or collected by the Agent, the Issuing Bank or the Lenders from the Borrower shall be ignored.

                                  Article 3
                        Representations and Warranties

                  The Guarantor hereby represents and warrants to the Agent, the Issuing Bank and the Lenders as follows:

                  3.1 CREDIT AGREEMENT. The provisions of Article 4 of the Credit Agreement are hereby incorporated by reference (together with all related definitions and cross-references), insofar as such provisions relate to the Guarantor or Subsidiaries of the Guarantor. The Guarantor hereby represents and warrants to the Agent, Issuing Bank and the Lenders as provided therein.

                  3.2 REPRESENTATIONS AND WARRANTIES REMADE AT EACH EXTENSION OF CREDIT. Each request (including any deemed request) by the Borrower for any extension, or continuing extension, of credit under any Loan Document shall be deemed to constitute a representation and warranty by the Guarantor to the Agent, the Issuing Bank and the Lenders that the representations and warranties made by the Guarantor in this Article 3 are true and correct on and as of the date of such request with the same effect as though made on and as of such date. Failure by the Agent, the Issuing Bank or the Lenders to receive notice from the Guarantor to the contrary before the Agent, Issuing Bank or the Lenders make any extension of credit under any Loan Document shall constitute a further representation and warranty by the Guarantor to the Agent, the Issuing Bank and the Lenders that the representations and warranties made by the Guarantor in this Article 3 are true and correct on and as of the date of such extension of credit with the same effect as though made on and as of such date.

                                  Article 4
                                  Covenants

                  4.1 CREDIT AGREEMENT. The provisions of Articles 6 and 7 of the Credit Agreement are hereby incorporated by reference (together with all related definitions and cross-references), insofar as such provisions relate to the Guarantor or Subsidiaries of the Guarantor. The Guarantor hereby covenants to the Agent, the Issuing Bank and the Lenders as provided therein. To the extent such provisions impose upon the Borrower a duty to cause the Guarantor to do or refrain from doing certain acts or things or to meet or refrain from meeting certain conditions, the Guarantor hereby covenants and agrees that it shall do or refrain from doing such acts or things, or meet or refrain from meeting such conditions, as the case may be. To the extent such provisions impose upon the Borrower a duty to cause any Subsidiary of the Guarantor to do or refrain from doing certain acts or things or to meet or refrain from meeting certain conditions, the guarantor hereby covenants and agrees that it shall cause such Subsidiary of the Guarantor to do or refrain from doing such acts or things, or to meet or refrain from meeting such conditions, as the case may be.

                                  Article 5
                                Miscellaneous

                  5.1 AMENDMENTS, ETC. No amendment to, or waiver, discharge or termination of, any provision of this Agreement, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Agent, the Issuing Bank and the Lender. Any such amendment, waiver discharge, termination or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  5.2 NO IMPLIED WAIVER; REMEDIES CUMULATIVE. No delay or failure of the Agent, the Issuing Bank or the Lenders in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent, the Issuing Bank and the Lenders under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

                  5.3 NOTICES. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively "notices") under this Agreement shall be in writing (including facsimile transmission) and shall be sent by first-class mail, by nationally-recognized overnight courier, by personal delivery, or by facsimile transmission in all cases with charges prepaid. All notices shall be sent, if to the Guarantor, to its address specified on the signature page hereof, or if to the Agent, the Issuing Bank, the Lenders, the Borrower or any other Loan Party, to its address specified in the Credit Agreement, or, in any case, to such other address as shall have been designated by the applicable party by notice to the other party or parties hereto. Any properly given notice shall be effective when received, except that properly given notices to the Guarantor shall be effective at the following time, if earlier: if given by telephone, when telephoned; if by first-class mail, three Business Days after deposit in the mail; if by overnight courier, one Business Day after pickup by such courier; and if by facsimile transmission, upon transmission. The Agent, the Issuing Bank and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Agreement) purportedly made by or on behalf of the Guarantor, and the Agent, the Issuing Bank and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

                  5.4 EXPENSES. The Guarantor agrees to pay upon demand all reasonable expenses (including reasonable fees and expenses of counsel) which the Agent, the Issuing Bank or the Lenders may incur from time to time arising from or relating to the administration of, or exercise, enforcement or preservation of rights or remedies under, this Agreement.

                  5.5 SET-OFF. In the event that any obligation of the Guarantor now or hereafter existing under this Agreement or any other Loan Document shall have become due and payable (by acceleration, at scheduled maturity or otherwise), the Agent, the Issuing Bank or the Lenders shall have the right from time to time, in additional to all other rights and remedies available to them hereunder, under any other Loan Document, at law, in equity or otherwise, without notice to the Guarantor, to set-off against and to appropriate and apply to such due and payable amounts any obligation of any nature of the Agent, the Issuing Bank or the Lenders to the Guarantor, including, without limitation, all deposits (whether time or demand, general or special, provisionally or finally credited, or otherwise, however evidenced) now or hereafter maintained by the Guarantor with the

Agent, the Issuing Bank or the Lenders. Such right shall exist whether or not the Agent, the Issuing Bank or the Lenders have given notice or made any demand hereunder or under any other Loan Document, and shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether such obligation to the Guarantor is matured or unmatured. Nothing in this Agreement or any other Loan Document shall be deemed a waiver of or restriction on any right of set-off or banker's lien available to the Agent, the Issuing Bank or the Lenders. The Guarantor hereby agrees that any affiliate of the Agent, the Issuing Bank or the Lenders, and any holder of a participation in any obligation of the Guarantor under this Agreement, shall have the same rights of set-off as the Agent, the Issuing Bank and the Lenders as provided in this
Section 5.5 (regardless of whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor). The Guarantor hereby consents to and confirms the foregoing arrangements and confirms the rights of banker's lien and set-off of the Agent, the Issuing Bank and the Lenders.

                  5.6 CONSTRUCTION. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular, the plural and the part the whole; "or" is not exclusive; and "include" means include without limitation (and similarly for similar terms). This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement. Section and other references in this Agreement are to this Agreement unless otherwise specified.

                  5.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, the Issuing Bank and the Lenders and their successors and assigns.

                  5.8 CERTAIN LEGAL MATTERS.

                  (a) GOVERNING LAW. This Agreement, and any and all issues, disputes, actions, suits, proceedings or litigation in any way related to this Agreement, any other Loan Document, statement, course of conduct, act, omission or event in connection with any of the foregoing (whether for breach of contract, tort or any other theory of liability), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

                  (B) SUBMISSION TO JURISDICTION AND VENUE; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL; ETC. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                      (I) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND AGREES NOT TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM;

                     (II) ACKNOWLEDGES THAT SUCH COURTS WILL BE THE MOST CONVENIENT FORUM FOR ANY RELATED LITIGATION, WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

                  (III) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                     (IV) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) LIMITATION OF LIABILITY. No claim may be made by the Guarantor against the Agent, the Issuing Bank or the Lenders, or any affiliate, director, officer, employee, attorney or agent of the Agent, the Issuing Bank or the Lenders for any punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether for breach of contract, tort or any other theory of liability); and the Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

                  (d) FULL RECOURSE. The obligations of the Guarantor herein constitute full recourse obligations of the Guarantor enforceable against the Guarantor to the full extent of all of the Guarantor's assets and properties.

                  (e) SEVERABILITY; MODIFICATION TO CONFORM TO LAW. The Guarantor hereby irrevocably and unconditionally:

                      (i) agrees that it is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof, and that if any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction;

                     (ii) agrees that, without limitation of the preceding subsection (i), to the extent that mandatory and nonwaivable provisions or applicable law (including but not limited to applicable laws pertaining to fraudulent conveyance) otherwise would render the full amount of the Guarantor's obligations hereunder and under the other Loan Documents invalid or unenforceable or otherwise would render the full amount of the Guarantor's obligations hereunder and under the other Loan Documents void or voidable (as a fraudulent conveyance or otherwise), the Guarantor's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity, unenforceability, voidness or voidability; and

                    (iii) agrees that, notwithstanding subsections (i) and (iii) of this Section 5.8(e), the Guarantor's obligations under this Agreement and the other Loan Documents shall presumptively be construed as is subsections (i) and (ii) of this Section 5.8(e) were not part of this Agreement, and that to the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Agreement or any other Loan Document the burden of proof, by clear and convincing evidence, shall be on the party asserting the invalidity, unenforceability, voidness or voidability of the Guarantor's obligations hereunder or under any other Loan Document, or asserting that subsection (i) and
         (ii) of this Section 5.8(e) apply to limit any of the Guarantor's obligations hereunder or under any other Loan Document, as to each element of such assertion.

                  (f) ENTIRE AGREEMENT. This Agreement and the other Loan Documents, as may be amended or supplemented from time to time in writing in accordance with their terms and conditions, constitute the entire agreement of the Guarantor and the Agent, the Issuing Bank and the Lenders with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Agent, the Issuing Bank or the Lenders unless expressed herein or therein. No course of dealing, course of performance, trade usage or parol evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

                  IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.



                                               ______________________________


                                               By: __________________________
                                               Name: ________________________
                                               Title: _______________________

                                               Address for Notices:





                                               Attn:


                                               Telephone:

                                               Fax:


ACCEPTED AND AGREED:


MELLON BANK, N.A., as Agent

By __________________________
Name: ________________________
Title: _______________________


181\24470AAH.101

                                                                   Exhibit F
                                                                      to
                                                               CREDIT AGREEMENT

                             TRANSFER SUPPLEMENT

                  THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item I of Schedule I hereto, among the Transferor Lender specified in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender specified in
Item 3 of Schedule I hereto (each a "Purchasing Lender") and Mellon Bank, N.A., as Agent for the Lenders under the Credit Agreement described below.

                                  Recitals:

                  A. This Transfer Supplement is being executed and delivered in accordance with Section 10.14(c) of the Credit Agreement, dated as of January 18, 1996 by and among SINTER METALS, INC., a Delaware corporation (the "Borrower"), the Lenders parties thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  B. Each Purchasing Lender (if it is not already a Lender) wishes to become a Lender party to the Credit Agreement.

                  C. The Transferor Lender is selling and assigning to each Purchasing Lender, and each Purchasing Lender is purchasing and assuming, a certain portion of the Transferor Lender's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Lender's Commitments and Loans owing to it and any Notes held by it (the "Transferor Lender's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. TRANSFER EFFECTIVE NOTICE. Upon receipt by the Agent of five (5) counterparts this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Lender, by each Purchasing Lender and by any other Person required by Section 10.14(c) of the Credit Agreement to execute this Transfer Supplement, the Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender a transfer effective notice, substantially in the form of
Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth (5th) Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transfer Lender, the Purchasing Lender, the Agent and the Borrower. From and after the close of business at the Agent's Office on the Transfer Effective Date, each Purchasing Lender (if not already a Lender party to the Credit Agreement) shall be a Lender party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Lender's interests reflected in this Transfer Supplement.

                  2. PURCHASE PRICE; SALE. At or before 12:00 Noon, local time at the Transferor Lender's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchase by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the Transferor Lender's Interest.
Effect: upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transfer Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender such Purchasing Lender's Purchased Percentage of the Transferor Lender's Interests. The Transferor Lender shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Lender ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by Section 10.14(d) of the Credit Agreement.

                  3. PRINCIPAL, INTEREST AND FEES. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender in respect of the Transferor Lender's Interests shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                  4. CLOSING DOCUMENTS. Concurrently with the execution and delivery hereof, the Transferor Lender will provide or request the Agent to provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of conditions precedent set forth in the Credit Agreement or, to the extent such documents are not available from the Transferor Lender or the Agent, request that the Borrower provide conformed copies of such documents.

                  5. FURTHER ASSURANCES. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                  6. CERTAIN REPRESENTATIONS AND AGREEMENTS. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows:

                           (a) Other than the representation and warranty that
                  it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Loan Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                           (b) The Transferor Lender makes no representation or
                  warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) the existence of any Event of Default or Potential Default.

                           (c) Each Purchasing Lender confirms that it has
                  received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Sections 4.6 and 4.7 thereof, the most recent financial statements delivered pursuant to Section
                  6.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Lender or any other Lender.

                           (d) Each Purchasing Lender, independently and without
                  reliance upon the Agent, the Transferor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Loan Document.

                           (e) Each Purchasing lender irrevocably appoints the
                  Agent to act as Agent for such Purchasing Lender under the agreement and the other Loan Documents, all in accordance with
                  Article 9 of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

                           (f) Each Purchasing Lender agrees that it will
                  perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  7. SCHEDULE II. Schedule II hereto sets forth the revised Commitments of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                  8. GOVERNING LAW. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  9. COUNTERPARTS. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which , when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                              Schedule I
                                                                  to
                                                          TRANSFER SUPPLEMENT


                        COMPLETION OF INFORMATION AND
                      SIGNATURES FOR TRANSFER SUPPLEMENT


Re: Credit Agreement, dated as of January 18, 1996, by and among SINTER METALS, INC., a Delaware corporation (the "Borrower"), the Lenders parties thereto from time to time, the Issuing Bank named therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement")

Item 1      (Date of Assignment of    [Insert date of Assignment Supplement]
            Supplement):
                                      [Insert name of Transferor Lender]
Item 2      (Transferor Lender):
                                      [Insert name(s) of Purchasing Lender(s)]
Item 3      (Purchasing
            Lender[s]):

Item 4      (Signatures of
            Parties to Transfer
            Supplement):



                                     [NAME OF TRANSFEROR LENDER]
                                     as Transferor Lender


                                     By: ______________________________
                                              Title:


                                     [NAME OF PURCHASING LENDER]
                                     as Purchasing Lender


                                     By: ______________________________
                                              Title:


                                     [NAME OF PURCHASING LENDER]
                                     as Purchasing Lender


                                     By: ______________________________
                                              Title:

[Following two consents required
only when Purchasing Lender is not
already a Lender or an affiliate of
a Lender]

CONSENTED TO AND ACKNOWLEDGED:

Sinter Metals, Inc.


By: ______________________________
         Title:


Mellon Bank, N.A., as Agent


By: ______________________________
         Title:


ACCEPTED FOR RECORDATION
IN PURCHASING LENDER REGISTER:

Mellon Bank, N.A., as Agent


By: ______________________________
         Title:

                                                   Schedule II
                                                        to
                                                TRANSFER SUPPLEMENT
                                                -------------------


                      LIST OF LENDING OFFICES, ADDRESSES
                      FOR NOTICES AND COMMITTED AMOUNTS
                      ---------------------------------

[Name of Transferor
 Lender]                             REVISED COMMITMENT AND LOAN AMOUNTS

                                     Revolving Credit
                                      Committed Amount
                                     $-----

                                     REVISED COMMITMENT PERCENTAGE:
                                     ------

[Name of Purchasing
 Lender]                             NEW COMMITMENT AND LOAN AMOUNTS:

                                     Revolving Credit
                                      Committed Amount
                                     $-----

                                     NEW COMMITMENT PERCENTAGE:
                                     ------


Administrative Information
 for Purchasing Lender:

Address:     _______________
             _______________

Attention:   _______________

Telephone:   _______________
Telecopier:  _______________

                                                          Schedule III
                                                                to
                                                       TRANSFER SUPPLEMENT

                          TRANSFER EFFECTIVE NOTICE

To:  [Insert Name of Borrower, Transferor
         Lender and each Purchasing Lender]

                  The undersigned, as Agent under the Credit Agreement, dated as of January 18, 1996, by and among SINTER METALS, INC., a Delaware corporation, the Lenders parties thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), acknowledges receipt of five (5) executed counterparts of a completed Transfer Supplement, dated ______________, 199___, from [name of Transferor Lender] to [name of each Purchasing Lender] (the "Transfer Supplement"). Terms defined in the Transfer Supplement are used herein as therein defined.

                  1. Pursuant to the Transfer Supplement, you are advised that the Transfer Effective Date will be _______, 199__. [Insert fifth (5th) Business Day following date of Transfer Effective Notice or other date agree to among the Transferor Lender, the Purchasing Lender, the Agent and the Borrower.]

                  2. Pursuant to Section 10.14(c) of the Credit Agreement, the Transferor Lender has delivered to the Agent the Transferor Lender Notes.

                  3. Section 10.14(c) of the Credit Agreement provides that the Borrower is to deliver to the Agent on or before the Assignment Effective Date the following Notes, each dated the date of the Note it replaces.

                  [Describe each new Revolving Credit Note for Transferor Lender and Purchasing Lender as to date (as required by the Credit Agreement), principal amount and payer.]

                  4. The Transfer Supplement provides that each Purchasing Lender is to pay its Purchase Price to the Transferor Lender at or before 12:00 o'clock Noon, local time at the Transferor Lender's lending office specified in
Schedule II to the Transfer Supplement, on the Transfer Effective Date in immediately available funds.

                                                 Very truly yours,

                                                 Mellon Bank, N.A., as Agent

                                                 By: _______________________
                                                     Title:

                                                              Exhibit H
                                                                 to
                                                          CREDIT AGREEMENT



                           FORM OF PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement"), dated as of ___________, 199_, is made by and between SINTER METALS, INC., a Delaware corporation (the "Pledgor"), and MELLON BANK, N.A., a national banking association (individually, and as Agent on behalf of the Lenders) (the "Pledgee").

                            PRELIMINARY STATEMENT:

         A. Pledgor, Pledgee, as Agent, the Lenders party thereto from time to time and the Issuing Bank referred to therein have entered into that certain Credit Agreement dated as of January 18, 1996 (as the same has heretofore been and may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lenders have agreed to make Loans to Pledgor, subject to certain terms and conditions contained in the Credit Agreement. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         B. Subject to the conditions contained in Section 7.5(e) of the Credit Agreement and contained herein, Pledgor may make unsecured intercompany advances (hereinafter collectively referred to as "Intercompany Advances" and individually as an "Intercompany Advance") to its Subsidiaries.

         C. Each Intercompany Advance will be evidenced by a discretionary demand note (hereinafter referred to collectively as the "Intercompany Notes" and individually as an "Intercompany Note") in the form of Exhibit A attached hereto, each made by a Subsidiary of the Pledgor payable to the order of the Pledgor.

         D. Pursuant to the Credit Agreement and as a condition precedent to the Lenders making the Loans and the Issuing Bank issuing Letters of Credit, Pledgee requires that Pledgor execute and deliver this Agreement to Pledgee in order to secure the prompt and complete payment and performance of the Obligations (as hereinafter defined).

         NOW, THEREFORE, for and in consideration of these presents and the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby states and agrees as follows:

         1. GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations (as hereinafter defined), Pledgor hereby assigns, pledges, transfers, sets over and grants to Pledgee (individually, and as Agent on behalf of the Lenders), a first priority security interest in all of Pledgor's rights and benefits under all Intercompany Notes, now or hereafter executed, which are payable to Pledgor, including the right to receive all payments of principal, interest and fees under such Intercompany Notes and the right to enforce the provisions of such Intercompany Notes. As used herein, the term "Obligations" means all Obligations (as defined in the Credit Agreement) and all obligations and liabilities under, arising out of or in connection with this Agreement.

         2. DELIVERY OF PLEDGED NOTES. Pledgor shall deliver to Pledgee simultaneously herewith each original Intercompany Note, endorsed by Pledgor to Pledgee by an allonge in the form of Exhibit B attached hereto.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor represents and warrants to and covenants with Pledgee that:

                             (a) each Intercompany Note evidences and will
                  evidence Intercompany Advances actually made to the maker of such Intercompany Note by Pledgor;

                             (b) this Agreement has been duly executed and
                  delivered by Pledgor and constitutes the legal and validly binding obligation of Pledgor, enforceable in accordance with its terms;

                             (c) the execution, delivery and performance of this
                  Agreement by Pledgor does not and will not constitute a violation of any applicable law and does not and will not conflict with or constitute a default under or breach of any agreement, instrument, document, judgment, order or other restriction to which Pledgor is or hereafter shall become a party or by which Pledgor or any of its property or assets, including its rights under any Intercompany Notes, are bound or will be bound;

                             (d) Pledgor is the sole owner of each Intercompany
                  Note, free and clear of all liens, claims or rights of others, except for the lien in such Intercompany Note granted to Pledgee by this Agreement;

                             (e) as of the date hereof, no Intercompany Advances
                  have been made by Pledgor, and no Intercompany Notes have been executed and delivered to Pledgor;

                             (f) each Intercompany Advance made after the date
                  hereof by Pledgor shall be evidenced by the respective Intercompany Notes, and the interest rate payable under any such Intercompany Note shall not exceed
                  -----------------------------------;

                             (g) Pledgor shall not take any security for the
                  repayment of any Intercompany Note, and shall not do, or permit to be done, anything to impair Pledgee's rights thereunder; and

                             (h) Pledgor shall observe and perform all of the
                  terms and provisions of Section 7.5(e) of the Credit Agreement with respect to each Intercompany Advance made by Pledgor.

         4.       SUBORDINATION PROVISIONS.

                  (a) SUBORDINATION. Pledgor acknowledges and agrees that the payment of any and all Indebtedness evidenced by any of the Intercompany Notes hereby expressly is subordinated to the prior payment and performance in full of the Obligations.

                  (b) RESTRICTIONS ON PAYMENTS. Upon the occurrence of an Event of Default, and notwithstanding any provisions of any Intercompany Note or other agreement to the contrary, payment of principal, interest or any other amount due with respect to any Indebtedness evidenced by any of the Intercompany Notes shall be made directly to the Pledgee and the Pledgor shall have no right to receive any such payment, and Pledgor shall not exercise any right of set-off or recoupment with respect to any Indebtedness evidenced by any Intercompany Note payable to Pledgor, without the prior written consent of the Pledgee, until all of the Obligations are paid and performed in full.

                  (c) PROCEEDINGS. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Subsidiary of the Pledgor or its respective properties,
(i) all Obligations first shall be paid in full in cash before any payment of or with respect to any Indebtedness evidenced by any Intercompany Note shall be made; (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of any Indebtedness evidenced by any Intercompany Note shall be paid or delivered directly to Pledgee until all Obligations are paid in full in cash, and Pledgor irrevocably authorizes, empowers and directs (A) all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and (B) Pledgee to demand, sue for, collect and receive every such payment or distribution; (iii) Pledgor further agrees to execute and deliver to Pledgee or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii), and agrees to take all such other actions in order to enable Pledgee to enforce all claims upon or in respect of the Intercompany Notes and the Indebtedness evidenced thereby, and
(iv) Pledgor hereby irrevocably authorizes, empowers and appoints Pledgee, its agent and attorney-in-fact to (A) execute, verify, deliver and file any proofs of claim in respect of the Intercompany Notes and the Indebtedness evidenced thereby in connection with any such proceeding and (B) vote such proofs of claim in any such proceeding.

                  (d) INCORRECT PAYMENTS. If any payment under any Indebtedness evidenced by any Intercompany Note is received by Pledgor in violation of the provisions of Sections 4(b) and 4(c) hereof before all of the Obligations are paid and performed in full in cash, such payment (i) shall not be commingled with the property or assets of Pledgor, (ii) shall be held in trust by Pledgor for the benefit of Pledgee and (iii) shall be paid to Pledgee or its representative for the application (in accordance with the terms of the Credit Agreement) to the Obligations, until all Obligations are paid and performed in full.

                  (e) SALE, TRANSFER, ETC. Pledgor shall not sell, assign, dispose of or otherwise transfer all or any portion of the Indebtedness evidenced by any Intercompany Note without the prior written consent of Pledgee. In the event of a permitted sale, assignment, disposition or other transfer, the Pledgor, prior to the consummation of any such action, shall cause the transferee thereof to execute and deliver to Pledgee an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Indebtedness evidenced by such Intercompany Note to the Obligations as provided herein and for the continued effectiveness of all of the rights of Pledgee arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Indebtedness evidenced by the Intercompany Notes, and the terms of this Agreement shall be binding upon the successors and assigns of Pledgor.

                  (f) LEGENDS. Until the Obligations are paid in full in cash, each Intercompany Note at all times shall contain in a conspicuous manner the following legend.

                  "This Note and the indebtedness evidenced hereby are subordinated, and the payment hereof and the exercise by the Payee of all rights and remedies hereunder are restricted, in the manner and to the extent set forth in the Note Pledge Agreement (as the same may hereafter by amended or otherwise modified from time to time, the "Pledge Agreement") dated as of __________, 199_, by and among Payee and Mellon Bank, N.A. ("Mellon"), to the indebtedness (including interest) owed by the Undersigned and Holder to Mellon, and each subsequent holder of this Note, and, by Holder's acceptance hereof, Holder, shall be bound by the provisions of the Pledge Agreement."

                  (g)      RESTRICTION ON ACTION BY PLEDGOR.

                             (i) Until the Obligations are paid in full in cash
                  and notwithstanding anything contained in any Intercompany Note, the Credit Agreement, the other Loan Documents or any other agreement to the contrary, Pledgor, without the prior written consent of Pledgee, shall not agree to any amendment, modification or supplement to any Intercompany Note payable to Pledgor.

                            (ii) Until the Obligations are paid in full in cash,
                  Pledgor, without the prior written consent of Pledgee, shall not exercise any of the remedies with respect to or take any action to collect the Indebtedness evidenced by any Intercompany Note payable to Pledgor that may be available under such Intercompany Note, at law or in equity.

         5. SECURITY. This Agreement is for collateral security purposes only. So long as no Event of Default has occurred, Pledgor shall retain its right to receive and retain all payments as and when due under the Intercompany Notes to which Pledgor is a party.

         6.       EVENT OF DEFAULT; REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) EVENT OF DEFAULT. A Potential Default or an Event of Default under the Credit Agreement shall constitute an Event of Default under this Agreement.

                  (b) REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of any Event of Default, Pledgee, at its option, without in any way waiving such Event of Default and without notice and without regard to the adequacy of any other security for the Obligations, may exercise the following rights and remedies:

                             (i) terminate Pledgor's right to receive and retain any payments under any of the Intercompany Notes;

                            (ii) act with respect to the Intercompany Notes as though Pledgee were the owner thereof;

                           (iii) exercise any and all rights of collection,
                  conversion or exchange, and any and all other rights, privileges, options or powers of Pledgor pertaining or relating to any Intercompany Note;

                            (iv) sell, assign and deliver the whole, or from
                  time to time, any part of the Intercompany Notes at any broker's board or at any private sale or at public auction, with or without demand for performance or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by Pledgor) for cash, for credit or for other Property, for immediate or future delivery, and for such price and on such terms as Pledgee in its sole discretion may determine; and

                             (v) exercise any and all other rights available
                  to Pledgee, in equity or at law.

         7. PRIVATE SALES. At any sale made pursuant to clause 6(b)(iv) above, Pledgee may bid for and purchase, all or any part of the Intercompany Notes that are offered for sale. Pledgor acknowledges that Pledgee may be unable to effect a public sale of all or a part of the Intercompany Notes by reason of certain provisions contained in the Securities Act of 1933 (the "Securities Act") or otherwise, or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of such Intercompany Notes. Accordingly, Pledgor agrees that Pledgee, without the necessity of attempting to cause any registration of the Intercompany Notes to be effected under the Securities Act, may sell the Intercompany Notes or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring such Intercompany Notes for their own account, for investment purposes only and not with a view toward the distribution or resale thereof. Pledgor agrees that any such sale may be at prices or on terms less favorable to the owner of such Intercompany Notes than would be the case if such Intercompany Notes were sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

         8. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Pledgee as Pledgor's true and lawful attorney-in-fact after any Event of Default has occurred, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's sole discretion, to take any action described in Section 6 above or otherwise and to execute any document or instrument which Pledgee may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any distribution in respect of the Intercompany Notes or any part thereof and to give full discharge for the same. Pledgor acknowledges and agrees that the appointment of Pledgee as such attorney-in-fact is coupled with an interest and is irrevocable.

         9. CUSTODIAL AGREEMENT. Pledgee shall have no duty to protect, preserve or enforce rights against any Intercompany Note other than a duty of reasonable custodial care of the Intercompany Notes in its possession.

         10. INDEMNITY. Pledgor hereby indemnifies, defends and holds Pledgee harmless from and against any and all liability, loss, cost, damage or expense which may, or might be, incurred by Pledgee, directly or indirectly, under the Intercompany Notes and from any and all claims and demands whatsoever which may be asserted against Pledgee by reason of any alleged obligations or undertakings on Pledgee's part to perform or discharge any of the covenants or agreements contained in the Intercompany Notes, except to the extent that any such liability, loss, cost, damage, expense, claim or demand directly arises out of the gross negligence or willful misconduct of the Pledgee. If Pledgee incurs any such liability under the Intercompany Notes or in defense of any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, shall be added to the Obligations and Pledgor shall reimburse Pledgee therefor immediately upon demand, and upon the failure of Pledgor to reimburse Pledgee upon demand, Pledgee, at its option, may declare all of the Obligations immediately due and payable.

         11. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at its own expense, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Intercompany Note.

         12. NOTICES. All notices given to Pledgor or Pledgee with respect to this Agreement shall be given in accordance with the terms of the Credit Agreement.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

         15. CONSENT TO JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR PLEDGEE TO ENTER INTO THIS AGREEMENT AND TO EXTEND CREDIT TO PLEDGOR, PLEDGOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE, AT THE OPTION OF PLEDGEE, ITS SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF PLEDGEE, ITS SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE INTERCOMPANY NOTES OR TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT PITTSBURGH, PENNSYLVANIA. PLEDGEE AND PLEDGOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT PITTSBURGH, PENNSYLVANIA HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO PLEDGOR AND PLEDGEE AT THEIR RESPECTIVE ADDRESSES AS SET FORTH IN THE CREDIT AGREEMENT, THIS AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. PLEDGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         16. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR PLEDGEE TO ENTER INTO THIS AGREEMENT AND TO EXTEND CREDIT TO PLEDGOR, PLEDGOR AND PLEDGEE EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN PLEDGEE AND PLEDGOR.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Pledgor as of the ____ day of __________, 199_.

Signed and acknowledged                       SINTER METALS, INC.
in the presence of:


____________________________                  By: ____________________________

____________________________                  Its: ___________________________

STATE OF  ________)
                  )ss:
COUNTY OF ________)


                  The foregoing agreement was acknowledged before me this _____ day of __________, 199_ by _________________, __________ of Sinter Metals, Inc.,
a Delaware corporation, on behalf of the corporation.



                                        ____________________________
                                              Notary Public



Accepted and Acknowledged at Cleveland, Ohio as of _____________, 199_.

MELLON BANK, N.A., for itself
and as Agent for the Lenders

By: ____________________________
Title: _________________________

                                  EXHIBIT A


                          DISCRETIONARY DEMAND NOTE


$__________                                            _______________, 199_


                  FOR VALUE RECEIVED, the Undersigned hereby promises to pay to the order of SINTER METALS, INC., a Delaware corporation, its successors and assigns (the "Holder") in lawful money of the United States of America, at its chief executive offices at 50 Public Square, Suite 3200, Cleveland, Ohio 44113 or at such other place as the Holder hereof may direct, on DEMAND, the principal sum of the lesser of (i) _______________________ DOLLARS ($________)
or (ii) the amount which is advanced pursuant to the terms of this Discretionary Demand Note (the "Note").

                  The Undersigned shall have the right to prepay this Note in full or in part without penalty.

                  All payments of principal shall be made in immediately available funds.

                  The Undersigned shall use the proceeds of this Note for working capital purposes.

                  This Note has been assigned to Mellon Bank, N.A. ("Mellon") pursuant to that certain Pledge Agreement in favor of Mellon dated as of __________, 199_ (as amended, modified or supplemented from time to time, the "Pledge Agreement"). This Note and the indebtedness evidenced hereby is subordinated, and the payment hereof and the exercise by the Holder of all rights and remedies hereunder are restricted, in the manner and to the extent set forth in the Pledge Agreement, to the indebtedness (including interest) owed by the Undersigned and Holder to Mellon, the Lenders and the Issuing Bank (as each such term is defined in the Pledge Agreement), and each subsequent holder of this Note, and, by Holder's acceptance hereof, Holder, shall be bound by the provisions of the Pledge Agreement.

                  Holder may, without notice and without releasing the liability of the Undersigned, grant extensions and/or renewals hereof from time to time or for any term or terms. No delay by Holder or its assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver of any subsequent exercise thereof. Holder or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof.

                  This Note shall be governed and construed under the Laws of the Commonwealth of Pennsylvania.

                  Demand, presentment, protest, notice of dishonor, and notice of default and acceleration are hereby waived.

                  The Undersigned agrees that its liability hereunder shall be binding upon its successors and assigns.

                  THE UNDERSIGNED HEREBY ACKNOWLEDGES             INITIAL: ____
THAT, IN ORDER TO EXPEDITE THE RESOLUTION OF
ANY DISPUTES WHICH MAY ARISE UNDER THIS NOTE
OR UNDER ANY AGREEMENT CONTEMPLATED UNDER THIS
NOTE AND IN LIGHT OF THE COMPLEXITY OF THE
TRANSACTION CONTEMPLATED UNDER THIS NOTE, THE UNDERSIGNED WAIVES THE RIGHT TO TRAIL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH IT AND THE HOLDER HEREOF ARE PARTIES, WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS NOTE, OR ANY ASSIGNMENT, ACCOUNT OR OTHER TRANSACTIONS UNDER THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER OF ANY KIND OR NATURE, AND ACKNOWLEDGE THAT SUCH WAIVER HAS BEEN SPECIFICALLY NEGOTIATED AS A PART OF THIS NOTE.

                  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT BY AND AMONG HOLDER, MELLON BANK, N.A., AS AGENT, THE LENDERS PARTY THERETO AND THE ISSUING BANK, DATED JANUARY 18, 1996, THE PLEDGE AGREEMENT OR A DEFAULT BY THE UNDERSIGNED UNDER ANY PROVISION OF THIS NOTE, THE UNDERSIGNED AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE UNDERSIGNED FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT AND AN ATTORNEYS' COMMISSION OF TEN PERCENT (10%), WITH RELEASE OF ERRORS, WITHOUT STAY OF EXECUTION AND WITH SUCH EXPENSES ADDED AS ARE OR MAY BE INCURRED BY THE HOLDER OR ANY OTHER HOLDER OF THIS NOTE FOR COLLECTION. THE UNDERSIGNED ALSO WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OF CLERK TO ENTER A WRIT OF EXECUTION ON SUCH VOLUNTARY CONDEMNATION, AGREES THAT SUCH REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; AND ALSO WAIVES AND RELEASE ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE TO THE EXTENT SUCH WAIVER OR RELEASE IS PERMITTED BY LAW. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF THE HOLDER OR SOMEONE ON THE HOLDER'S BEHALF IS FILED IN SUCH ACTION, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE UNDERSIGNED WILL NOT BE EXHAUSTED BY THE INITIAL EXERCISE OF THE POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS THE BANK DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT WILL BE SUFFICIENT WARRANT.

                  WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS AGREEMENT OR ANY OTHER CAUSE.

                  WITNESS the due execution hereof on the day and year first above written.


                                          ____________________________________


                                          By: _________________________ (SEAL)


                                          Title: _____________________________

                         EXHIBIT B - FORM OF ALLONGE
                         ---------------------------

                  Reference is made to that certain Pledge Agreement (the "Pledge Agreement") dated as of ____________, 199_ among the undersigned and Mellon Bank, N.A. ("Pledgee"). Pursuant and subject to the terms of the Pledge Agreement, the undersigned hereby assigns and sets over to Pledgee all of the undersigned's title and interest in and to the attached Note dated ____________, 199_ made by ____________________ to the undersigned in the original principal amount of $_____________, which Note is hereby made payable to the order of Pledgee.

         IN WITNESS WHEREOF, the undersigned has executed this Allonge as of ____________, 199_.

                                         SINTER METALS, INC.,
                                         a Delaware corporation


                                         By: ______________________________
                                         Its: _____________________________